SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported): MAY 8, 1997


                              ILC TECHNOLOGY, INC.
             (Exact name of Registrant as Specified in its Charter)


                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)


           0-11360                                 94-1655721
(Commission File Number)              (I.R.S. Employer Identification Number)


                   399 JAVA DRIVE, SUNNYVALE, CALIFORNIA 94089
                    (Address of Principal Executive Offices)


                                 (408) 745-7900
              (Registrant's Telephone Number, Including Area Code)

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

     On May 8, 1997, ILC Technology, Inc. (the "Company") sold all of the assets of Converter Power, Inc. ("CPI"), a wholly-owned subsidiary of the Company, to ASTeX/CPI Acquisition Corp. ("AAC"), a wholly-owned subsidiary of Applied Science and Technology, Inc. ("ASTeX"). The consideration received consisted of $6,350,000 in cash, 45,000 shares of ASTeX Common Stock and assumption by AAC of substantially all of the liabilities of CPI. The number of shares of ASTeX Common Stock is subject to adjustment based on the final audited CPI balance sheet and, additionally, for certain warranty claims over the next two years.




ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

(a)  Financial Statements of Business Acquired.

         Not Applicable.

(b)  Pro Forma Financial Information.

         Not Applicable.

(c)  Exhibits.

The following exhibit is filed herewith:

2.01 Asset Purchase Agreement dated May 8, 1997, by and among Applied Science and Technology, Inc., ASTeX/CPI Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc. Schedules to this Exhibit have not been filed. The Exhibit contains a list briefly identifying the omitted schedules. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  May 22, 1997


                                     ILC TECHNOLOGY, INC.

                                     By: /S/ RONALD E. FREDIANELLI
                                     -----------------------------
                                     Ronald E. Fredianelli,
                                     Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION OF EXHIBIT

2.01 Asset Purchase Agreement dated May 8, 1997, by and among Applied Science and Technology, Inc., ASTeX/CPI Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc. Schedules to this Exhibit have not been filed. The Exhibit contains a list briefly identifying the omitted schedules. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                  EXHIBIT 2.01

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      APPLIED SCIENCE AND TECHNOLOGY, INC.,

                          ASTEX/CPI ACQUISITION CORP.,

                              CONVERTER POWER, INC.

                                       AND

                              ILC TECHNOLOGY, INC.


                                      DATED

                                   MAY 9, 1997


                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE

1.     Sale and Purchase of the Converter Power, Inc. ("CPI") Assets...    1

1.1    Sale and Purchase of the CPI Assets ............................    1

2.     Purchase Price and Method of Payment ...........................    3

2.1    Purchase Price .................................................    3
2.2    Determination of Market Value of ASTeX Shares ..................    4
2.3    Adjustments to Purchase Price ..................................    4
2.4    Assumption of Certain Liabilities ..............................    7
2.5    Closing ........................................................    7
2.6    Taxes and Allocation of Purchase Price .........................    8

3.     Representations and Warranties of ILCT and CPI .................    8

3.1    Capitalization of CPI ..........................................    8
3.2    Authorization ..................................................    9
3.3    Organization ...................................................    9
3.4    Subsidiaries ...................................................    9
3.5    Books and Records ..............................................    9
3.6    Financial Statements ...........................................   10
3.7    Accounts Receivable; Inventories ...............................   10
3.8    Tax Matters ....................................................   10
3.9    Title to Properties ............................................   11
3.10   Assets Adequate for Business ...................................   12
3.11   Agreements, Contracts and Commitments ..........................   12
3.12   Employee Benefit and Pension Plans .............................   13
3.13   Required Consents, No Default ..................................   14
3.14   Litigation .....................................................   14
3.15   Broker's or Finder's Fees ......................................   14
3.16   Copies of Documents ............................................   15
3.17   Intangible Property ............................................   15
3.18   Governmental Consents ..........................................   15
3.19   Compliance with Agreements and Laws ............................   15
3.20   Employee Relations and Labor Matters ...........................   16
3.21   Absence of Certain Changes or Events ...........................   16
3.22   Indebtedness to and from Officers, Directors and Stockholders...   17
3.23   Conflicts of Interest ..........................................   17
3.24   CPI Personnel Information ......................................   17


                                        i



                                                                         PAGE

3.25   Insurance of Properties .........................................  18
3.26   Insurance of Independent Contractors ............................  19
3.27   Compliance with Environmental Laws ..............................  19
3.28   Guarantees, Warranties and Discounts ............................  21
3.29   Tort Claims .....................................................  21
3.30   Disclosure ......................................................  22
3.31   Investment Purposes Only ........................................  22
3.32   Unregistered Securities .........................................  22

4      Representations and Warranties of AAC and ASTeX..................  23

4.1    Organization and Related Matters ...............................   23
4.2    No Breach of Statute or Contract ...............................   23
4.3    Authorization of Agreement .....................................   23
4.4    Validity of ASTeX Shares .......................................   23
4.5    No Broker's or Finder's Fees ...................................   23

5      Conditions Precedent to the Obligations of AAC and ASTeX........   24

5.1    Representations and Warranties of ILCT and CPI to be True
         and Correct...................................................   24
5.2    Opinion of Counsel to ILCT and CPI .............................   24
5.3    Required Consents ..............................................   25
5.4    UCC Termination Statements .....................................   25
5.5    Legal Proceedings ..............................................   25
5.6    Assignment of Agreements .......................................   25
5.7    ILCT's Insurance Plan ..........................................   25

6      Conditions Precedent to the Obligations of ILCT and CPI.........   26

6.1    Representations and Warranties of AAC and ASTeX to be True .....   26
6.2    Opinion of Counsel to ASTeX and AAC ............................   26

7      Post Closing Covenants..........................................   27

7.1    Hiring of CPI's Employees ......................................   27
7.2    Change of Name .................................................   27



                                       ii



                                                                         PAGE

8       Indemnification.................................................  28

8.1     Subjects Indemnified Against by ILCT ..........................   28
8.2     Subjects Indemnified Against by AAC and ASTeX .................   28
8.3     Conditions to Indemnification .................................   28
8.4     Payment for Indemnification ....................................  29
8.5     Survival of Indemnification ...................................   30
8.6     Intent of Parties .............................................   30
8.7     Calculation of Claim Amount ...................................   30

9       Registration of Additional ASTeX Shares........................   31

9.1     Definitions ...................................................   31
9.2     Procedure .....................................................   31
9.3     Obligations of ASTeX ..........................................   32
9.4     Condition Precedent ...........................................   33
9.5     Indemnification ...............................................   33
9.6     Transferability ...............................................   35
9.7     Rule 144 Exception ............................................   35

10      Confidentiality

10.1    Acknowledgement of Confidentiality ............................   35
10.2    Covenant Not to Disclose ......................................   36
10.3    Remedies for Breach of Confidentiality ........................   36
10.4    Reverse Engineering and Modifications .........................   36
10.5    Remedies ......................................................   36
10.6    Survival ......................................................   36

11      General........................................................   36

11.1    Survival of Representations, Warranties and Covenants .........   36
11.2    Press Releases ..... ..........................................   37
11.3    Payment of Expenses ...........................................   37
11.4    Governing Law .................................................   37
11.5    Notices .......................................................   37
11.6    Successors and Assigns ........................................   38
11.7    Arbitration ...................................................   38
11.8    Headings ......................................................   38
11.9    Counterparts ..................................................   39
11.10   Waiver ........................................................   39
11.11   Severability ..................................................   39

                                       iii


                                                                         PAGE

11.12   Force Majeure .................................................   39
11.13   Entire Agreement; Amendments...................................   39
11.14   Additional Actions ............................................   39
11.15   Waiver of Bulk Sales Compliance................................   39
11.16   No Successor Liability ........................................   40




                                       iv




SCHEDULES

Schedule 1.1(a)       Personal Property
Schedule 1.1(b)       Inventories
Schedule 1.1(c)       Material Contracts
Schedule 1.1(d)       Intellectual Property
Schedule 1.1(h)       Permits and Licenses
Schedule 1.1(i)       Cash and Accounts Receivable
Schedule 2.3(a)       Projected Balance Sheet
Schedule 2.6          Taxes and Allocation of Purchase Price
Schedule 3.2          Authorization
Schedule 3.5          Books and Records
Schedule 3.6          Audited Financial Statements
Schedule 3.7          Accounts Receivable; Inventories
Schedule 3.8          Taxes
Schedule 3.9          Title to Properties
Schedule 3.11         Agreements, Contracts and Commitments
Schedule 3.12         Employee Benefit and Pension Plans
Schedule 3.13         Required Consents, No Default
Schedule 3.14         Litigation
Schedule 3.17         Intangible Property
Schedule 3.18         Governmental Consents
Schedule 3.19         Compliance with Agreements and Laws
Schedule 3.20         Employee Relations and Labor Matters
Schedule 3.21         Absence of Certain Changes or Events
Schedule 3.22         Indebtedness to and from Officers, Directors and Stockholders
Schedule 3.24         CPI Personnel Information
Schedule 3.25         Insurance of Properties
Schedule 3.26         Insurance of Independent Contractors
Schedule 3.27         Compliance with Environmental Laws
Schedule 3.28         Guarantees, Warranties and Discounts
Schedule 3.29         Tort Claims
Schedule 5.3          Required Consents

EXHIBITS

Exhibit A             Escrow Agreement
Exhibit B             Warranty Bill of Sale
Exhibit C             Assignment and Assumption Agreement
Exhibit D             Sales Representative Agreement
Exhibit E             Officers' Certificates of ILCT and CPI
Exhibit F             ASTeX's Non-Disclosure and Confidentiality Agreement
Exhibit G             Officers' Certificates of ASTeX and AAC


                                       v

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made on the 9th day of May, 1997, by and among Applied Science and Technology, Inc., a Delaware corporation having its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801 ("ASTEX"), ASTeX/CPI Acquisition Corp., a Massachusetts corporation having its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801 ("AAC"), Converter Power, Inc., a Massachusetts corporation having its principal place of business at 148 Sohier Road, Beverly, Massachusetts 01915 ("CPI"), ILC Technology, Inc., a California corporation having its principal place of business at 399 Java Drive, Sunnyvale, California 94089 ("ILCT"), and the sole stockholder of CPI.

                                    RECITALS

     WHEREAS, CPI is the owner of certain assets, as hereinafter defined, including but not limited to, intellectual property rights, purchase orders, and other assets relating to or comprising CPI's products and business; and

     WHEREAS, AAC wishes to purchase from CPI and CPI wishes to sell to AAC, all of the assets of every kind and nature relating to CPI's business, for the consideration set forth below and the assumption of certain of CPI's liabilities as set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE AND PURCHASE OF THE CPI ASSETS.

1.1 SALE AND PURCHASE OF THE CPI ASSETS. Based on and subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, CPI shall sell, convey, assign and deliver to AAC, and AAC shall purchase from CPI, all right, title and interest in and to the all of the assets, properties and rights owned, used or held for use by CPI of every kind, nature and description, whether tangible or intangible, real, personal or mixed and wherever located pertaining to the business of CPI (the "BUSINESS") (collectively, the "ASSETS") of every kind and nature, including but not limited to the following:

     (a) PERSONAL PROPERTY. All machinery, equipment, computers and computer equipment, tools, supplies, spare parts, furniture, fixtures, leasehold improvements, supplies and other items of tangible property used in the Business, including but not limited to, tangible personal property as of April 30, 1997, plus (i) any replacements or additions thereto before the date of this Agreement, and (ii) any express or implied warranty by the manufacturers or sellers of any item or component part thereof, to the extent transferrable, and all maintenance records, brochures, catalogues and other documents relating to such personal property or to the installation or functioning thereof (collectively, the "PERSONAL PROPERTY");

     (b) INVENTORIES. All inventories of raw materials, work-in-process, finished goods and materials and supplies, wherever located, which are related to the Business, including the inventory as indicated on
          SCHEDULE 1.1(B) as of April 30, 1997, plus any replacements or additions thereto prior to the date of this Agreement less any inventory disposed of in the ordinary course of business before the date of this Agreement (collectively, the "INVENTORY");

     (c) CONTRACTS. All rights, benefits and interest of CPI under all contracts, licenses, leases, commitments, agreements, purchase and sale orders and other commitments, including but not limited to those material contracts having a value of more than $5,000.00 each and listed on SCHEDULE 1.1(C) (the "MATERIAL CONTRACTS LIST") (collectively, the "CONTRACTS");

     (d) INTELLECTUAL PROPERTY. All patents, patent applications, inventions upon which patent applications have not yet been filed, service marks, trade names, trademarks, trademark registrations and applications, software, copyrighted registrations and applications, trade secrets, formulae, technology, designs, processes, inventions, knowhow, and other intellectual property rights, both foreign and domestic, and any and all goodwill associated therewith, presently owned, possessed or used by CPI, including but not limited to the intellectual property listed on SCHEDULE 1.1(D) and including all rights to the name "Converter Power, Inc." (collectively, the "INTELLECTUAL PROPERTY");

     (e) CPI SOFTWARE. All software, including all object and source code, in machine readable and listing form), documentation (including, but not limited to, internal documentation, documentation made available to customers and training materials), flowcharts, source code notes, software tools, compilers, test routines and information, in whatever form, and all revisions, release levels and versions of the foregoing, used on or with CPI products or in CPI's Business (collectively, the "SOFTWARE");

     (f) PROMOTIONAL MATERIALS. All sales and promotional literature, data sheets, instructional materials, catalogs and similar materials of CPI relating to the Business, regardless of whether those materials exist in written, electronic, magnetic or other form;

     (g) RECORDS. All financial, accounting, sales and promotional and operating data, books and records of CPI, including, but not limited to, records, files, customer lists, supplier lists, accounting records, cost and pricing information, personnel records, business records, maintenance records, customer and supplier lists, business plans, projections studies or reports, statistical process control data and similar documents and records, whether those materials exist in written, electronic, magnetic or other form;

     (h) PERMITS AND LICENSES. All permits, licenses, consents, authorizations, certificates, registrations and other approvals granted by any federal, state, local or foreign court or other governmental authority required or useful in the conduct of the Business and listed on
          SCHEDULE 1.1(H), to the extent transferable (collectively, the "LICENSES");

     (i) CASH AND ACCOUNTS RECEIVABLE. All cash, banking accounts, certificates of deposit, customer deposits, and accounts receivable related to the Business, excluding, however, any and all rights to tax refunds for all periods ending prior to March 31, 1997 (the "RECEIVABLES"), and all other current assets, all as reflected on SCHEDULE 1.1(I);

     (j) INTANGIBLES. All claims, causes or rights of action and intangible property rights of CPI related to the Business, including, without limitation, obsolete product designs, restrictive covenants, confidentiality obligations and similar obligations of present and former employees, officers and consultants of CPI; and

     (k) CLAIMS. All of CPI's claims against any parties relating to any right, property or asset included in the Assets, or against any party to the Contracts, including, without limitation, unliquidated rights under manufacturers and vendors' warranties or guaranties.

2.   PURCHASE PRICE AND METHOD OF PAYMENT.

2.1 PURCHASE PRICE. The purchase price for the Assets (the "PURCHASE PRICE") shall be (i) Six Million Three Hundred Fifty Thousand Dollars ($6,350,000) (subject to adjustment as described in Section 2.3) in cash, (ii) 45,000 unregistered shares of ASTeX Common Stock, and (iii) the assumption of certain liabilities of CPI, as described below, payable by AAC as follows:

     (a) At Closing, by certified check or wire transfer, the sum of Six Million Three Hundred Fifty Thousand Dollars ($6,350,000);

     (b) The issuance immediately following the Closing (as defined in Section 2.5) of 45,000 unregistered shares of ASTeX Common Stock, $.01 par value (the "ASTEX SHARES"). The ASTeX Shares will be held in escrow by O'Connor, Broude & Aronson (the "ESCROW AGENT"), to be released to CPI over time not to exceed twenty four (24) months following the Closing (the "FINAL ESCROW RELEASE DATE") in accordance with the terms of the Escrow Agreement attached hereto as EXHIBIT A (the "ESCROW AGREEMENT") and Section 2.3 (f); and

     (c) If the ASTeX Shares have not increased in market value to at least $1,000,000 on May 8, 1998 (the "ESCROW MEASUREMENT DATE") based on the Measurement Closing Price as defined in Section 2.2 below, then on May 9, 1998 (the "Initial Escrow Release Date"), ASTeX shall pay to CPI the difference between the market value of the ASTeX Shares based on the Measurement Closing Price for the ASTeX Shares and $1,000,000 (the "Guaranteed Value"), such difference to be payable in cash, stock of ASTeX, or a combination of both, at ASTeX's discretion; provided that, if the amount of such difference is $100,000 or less, ASTeX shall pay such amount in cash.

          Notwithstanding the foregoing, the Guaranteed Value shall be subject to adjustment if any ASTeX Shares issued hereunder are returned to ASTeX in accordance with the provisions of Sections 2.3(e) or 8.4 below. In such instance, the $1,000,000 Guaranteed Value described above shall be reduced based upon the following formula:

                  Guaranteed Value =        $1,000,000 X (45,000 - N)
                                                  45,000

            N      = Number  of ASTeX  Shares  returned  to  ASTeX  pursuant  to
                   Section 2.3(e) or Section 8.4.

          [For illustration purposes only, if 9,946 ASTeX Shares are returned to ASTeX from escrow in accordance with Section 2.3(e) or 8.4, then additional consideration would be payable to CPI only if the remaining 35,054 ASTeX Shares did not increase in market value to $778,978 [$1,000,000 x (45,000 - 9,946)/45,000]. In such instance, the ASTeX
          Shares and the additional consideration shall equal $778,978 with the value of any such shares calculated using the Measurement Closing Price (as defined herein).]

2.2 DETERMINATION OF MARKET VALUE OF ASTEX SHARES. The aggregate market value for the ASTeX Shares shall be determined by using the average of the closing price of ASTeX's Common Stock, $.01 par value, as reported by the NASDAQ National Market System, for the four calendar weeks immediately preceding the Initial Escrow Release Date (the "MEASUREMENT CLOSING PRICE").

2.3  ADJUSTMENTS TO PURCHASE PRICE.

     (a) Attached hereto as SCHEDULE 2.3(A) is the projected balance sheet of CPI at March 29, 1997 (the "PROJECTED BALANCE SHEET") prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP").

     (b) The Projected Balance Sheet reflects a projected book value at that date (exclusive of intangible assets) for CPI of $3,917,000, prior to reduction of an intercompany receivable of $696,000, yielding a projected net book value of $3,221,000.

     (c) Within ninety (90) days after the Closing, AAC, at its cost and expense, shall cause KPMG Peat Marwick LLP (the "AUDITORS") to prepare and deliver to AAC and ILCT a draft of the Final Balance Sheet of CPI as of April 30, 1997 (as defined below). The draft Final Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied, followed in the preparation of the Projected Balance Sheet.

     (d) Within ten (10) business days after its receipt of the draft Final Balance Sheet, ILCT shall give AAC written notice indicating whether it accepts the draft Final Balance Sheet or disputes the draft Final Balance Sheet. The failure to give any notice within that time shall be deemed to constitute a notice that the draft Final Balance Sheet is accepted. If the draft Final Balance Sheet is disputed, AAC, ILCT, accountants designated by ILCT ("ILCT ACCOUNTANTS") and the Auditors shall meet to attempt to resolve the dispute. If the dispute has not been resolved within fifteen (15) business days after ILCT gives notice that it disputes the draft Final Balance Sheet, the outstanding issues shall be submitted to another "Big 6" accounting firm selected by the Auditors and the ILCT Accountants for final resolution. The only issue to be resolved by such other firm shall be whether the draft Final Balance Sheet was prepared in accordance with the accounting principles followed in the preparation of the Projected Balance Sheet, consistently applied. The fees of such other firm shall be shared and paid equally by AAC and ILCT. After any disputes have been resolved, whether by agreement or by such other "Big 6" accounting firm, the Auditors shall prepare a Final Balance Sheet which shall be final and binding upon the parties and deliver these documents to ASTeX and ILCT. The draft Final Balance Sheet, if there is no dispute under this Section, or the final balance sheet as determined pursuant to this Section 2.3(d), if there is a dispute, is referred to as the "FINAL BALANCE SHEET."

          Notwithstanding anything herein to the contrary, the Final Balance Sheet shall be subject to the following parameters: (i) the warranty reserve as set forth on the Final Balance Sheet shall be the lower of
          (A) the warranty reserve as determined pursuant to Section 2.3(d) without reference to this sentence, and (B) the sum of the warranty reserve as set forth on the Projected Balance Sheet plus $400,000;
          (ii) the obsolete inventory reserve as set forth on the Final Balance Sheet shall be the lower of (A) the obsolete inventory reserve as determined pursuant to Section 2.3(d) without reference to this sentence, and (B) the sum of the obsolete inventory reserve as set forth on the Projected Balance Sheet plus $50,000; (iii) the accrued taxes payable reserve as set forth on the Final Balance Sheet shall be the lower of (A) the accrued taxes payable reserve as determined pursuant to Section 2.3(d) without reference to this sentence, and (B) the sum of the accrued taxes payable reserve as set forth on the Projected Balance Sheet plus $100,000; and (iv) any reduction in the various reserves pursuant to this sentence shall be added to the net book value as reflected on the Final Balance Sheet.

     (e) For purposes of this Section 2.3(e), the parties shall create a "Modified Final Balance Sheet" by taking the Final Balance Sheet, reducing the amount of any warranty reserve, obsolete inventory reserve and accrued taxes payable reserve to the amount as reflected on the Projected Balance Sheet, and adding the amount of such reductions to the net book value. If the Modified Final Balance Sheet reflects the net book value of CPI as defined above of less than $3,221,000, then a number of ASTeX Shares will be returned to AAC from escrow, using a price of $22.22 per ASTeX Share on the differential to determine the number of shares to be returned. For illustration purposes only, if the Modified Final Balance Sheet reflects the net book value of CPI of $3,000,000, then an aggregate of 9,946 ASTeX Shares will be returned to AAC ($221,000 divided by $22.22).

          (f) (i) On the Initial Escrow Release Date, AAC shall release from escrow that number of ASTeX Shares equal to the total number of ASTeX Shares then held in escrow, plus the number of shares payable pursuant to Section 2.1(c), less the following:

          (a) 9001 shares, which shall continue to be held in escrow with respect to any shortfall in the warranty reserve; plus

          (b) unless CPI has presented ASTeX with a certificate from the Massachusetts Department of Revenue releasing any liens against the Assets as a result of any tax liability of CPI, an additional 4500 shares; plus

          (c) a number of shares equal to (A) the dollar amount of any liabilities incurred by AAC with respect to product warranties (other than so-called "product liability" claims) with respect to products shipped by CPI prior to the Closing, to the extent such dollar amount exceeds the warranty reserve established on the Projected Balance Sheet, (B) divided by $22.22; plus

          (d) a number of shares equal to (X) the dollar amount of any liabilities incurred by AAC with respect to obsolete inventory included in the Assets, to the extent such dollar amount exceeds the obsolete inventory reserve established on the Projected Balance Sheet, (Y) divided by $22.22.

               ASTeX and AAC agree that, to the greatest extent practicable, the shares to be retained hereunder shall be the shares issued pursuant to Section 2.1(c), and the shares to be released hereunder shall be the ASTeX Shares initially delivered into escrow in connection with the Closing, and that the parties shall promptly deliver such instructions to the Escrow Agent.

               (ii) On the Final Escrow  Release  Date,  AAC shall  release from escrow theremaining ASTeX Shares, and any shares issued pursuant to Section 2.1(c), less the following:

          (a) a number of shares equal to the dollar amount of any liabilities incurred by AAC with respect to any tax liabilities assessed against CPI; plus

          (b) a number of shares equal to (A) the dollar amount of any liabilities incurred by AAC during the period May 9, 1998 through May 8, 1999 with respect to product warranties (other than so-called "product liability" claims) with respect to products shipped by CPI prior to the Closing, to the extent such dollar amount, plus the amount of such warranty liabilities incurred during the period May 9, 1997 through May 8, 1998, exceeds the warranty reserve established on the Projected Balance Sheet, (B) divided by $22.22; provided, that if AAC and ASTeX have previously received all or a portion of the ASTeX Shares as payment for indemnification as provided in Section 8 of this Agreement, or have made a claim for indemnification such that there are not adequate ASTeX Shares remaining or reserved to address the sums due hereunder, then CPI shall pay to AAC, in cash or in ASTeX Shares (valued at $22.22) the sums equal to the deficiencies after adjustment for all ASTeX Shares remaining in escrow prior to such claim.

               (iii)The  provisions  of Section 8 limiting the  liability of CPI and ILC to all claims in excess of $75,000 shall not apply to any claims under this Section 2.3(f).

2.4  ASSUMPTION OF CERTAIN LIABILITIES.

     (a) At the Closing, AAC shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof, and indemnify and hold CPI and ILCT harmless from, all of the liabilities, obligations and commitments of CPI (i) that are shown on the Projected Balance Sheet, (ii) that are disclosed in any Schedule attached to this Agreement, (iii) that arise after the Closing in connection with the Assets, including without limitation, contracts set forth in the Material Contracts List, (iv) that arise after March 29, 1997 in the ordinary course of CPI's Business, and (v) that is accrued vacation to CPI employees not to exceed $100,000 in the aggregate (collectively, the "ASSUMED LIABILITIES").

     (b) Notwithstanding the foregoing provisions of Section 2.4(a), AAC shall not assume or agree to perform, pay or discharge, and CPI shall remain liable for, all obligations, liabilities and commitments, fixed or contingent, of CPI other than the Assumed Liabilities. Without limiting the foregoing, the Assumed Liabilities shall NOT include (i) any tax liabilities that are not disclosed in any Schedule attached to this Agreement relating to CPI's operations prior to the Closing or the transactions contemplated by this Agreement, (ii) costs incurred by ILCT or CPI in connection with the transactions contemplated hereby, (iii) liabilities with respect to judgments or pending or threatened litigation or causes of action which occur prior to Closing (other than warranty claims), (iv) any broker's or finder's fees or commission and the fees of CPI and ILCT's legal counsel in connection with this transaction incurred by CPI or ILCT, (v) any and all debt due to ILCT, employees or affiliates of CPI, including sums due employees by CPI arising out of CPI's health insurance programs that is not disclosed in any Schedule attached to this Agreement, and (vi) obligations or liabilities arising from any warranties, express or implied, with respect to any products shipped prior to Closing in excess of any warranty reserves set forth in the Final Balance Sheet. AAC shall assume all claims for product liability relating to products sold by CPI accruing on or after the Closing Date.

2.5 CLOSING. The closing (the "CLOSING") of the sale and purchase of the Assets under this Agreement shall take place at the offices of O'Connor, Broude & Aronson at Waltham, Massachusetts, at 10:00 a.m. on the 8th day of May, 1997, or such other date and place as shall be agreed upon by the parties. The date of the Closing is hereinafter referred to as the Closing. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered. At Closing:

     (a)  AAC shall  deliver  to CPI the  purchase  price  set forth in  Section
          2.1(a);

     (b)  The  parties  and  the  Escrow  Agent  shall  enter  into  the  Escrow
          Agreement;

     (c) ASTeX shall deliver to its transfer agent irrevocable instructions authorizing the transfer agent to issue the ASTeX Shares in the name of CPI and shall cause a certificate evidencing the ASTeX Shares to be delivered to the Escrow Agent;

     (d) CPI shall deliver to AAC a warranty bill of sale in the form attached hereto as EXHIBIT B, and AAC shall deliver to ILCT payment therefor as set forth above in this Section 2;

     (e) The parties shall deliver the Certificates described in Sections 5.1 and 6.1, and the Opinions of Counsel described in Sections 5.2 and 6.2 of this Agreement;

     (f) CPI and AAC shall enter into the Assignment and Assumption Agreement set forth in EXHIBIT C;

     (g) AAC and ILCT shall enter into the Sales Representative Agreement set forth in EXHIBIT D; and

     (h) The parties shall deliver such additional documents, including but not limited to, certified copies of charter documents, certificates of officers and secretaries of each corporation, UCC-3 termination statements, consents, as counsel to each of the parties may reasonably request.

2.6 TAXES AND ALLOCATION OF PURCHASE PRICE. ASTeX shall pay any and all taxes arising by virtue of the sale or transfer of the Assets. CPI shall pay any and all income and capital gains taxes arising by virtue of CPI's receipt of the Purchase Price. The aggregate amount of the Total Purchase Price shall be allocated among the Assets as set forth in SCHEDULE 2.6. SCHEDULE
     2.6 shall be prepared within ninety (90) days after the Closing and shall be reasonably acceptable to both parties. The parties agree that the allocation to be reflected in SCHEDULE 2.6 will be arrived at by arm's-length negotiation and in the judgment of the parties will properly reflect the fair market value of the respective Assets. Such allocation will be binding on each party for federal and state income tax purposes in connection with the purchase of the Assets and will be consistently reflected by the parties in all of their tax returns.

3.   REPRESENTATIONS AND WARRANTIES OF ILCT AND CPI.

     Subject to the provisions of Section 11.1, ILCT and CPI jointly and severally represent and warrant to AAC and ASTeX, upon which representations and warranties AAC and ASTeX rely, and which representations and warranties shall survive the Closing, notwithstanding any investigation of the affairs of ILCT and CPI by AAC or ASTeX, as follows (items disclosed in any SCHEDULE hereto are deemed disclosed with respect to all representations and warranties set forth herein):

3.1 CAPITALIZATION OF CPI. CPI's authorized capital stock consists solely of 1,000 shares of Common Stock, no par value per share, of which all 1,000 shares are issued and outstanding on the date hereof and all of which are held of record and beneficially solely by ILCT. All such issued and out-standing shares of CPI Common Stock have been duly and validly issued and are, fully paid and non-assessable.

3.2 AUTHORIZATION. This Agreement has been duly and validly executed and delivered by each of CPI and ILCT. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which CPI and ILCT are parties constitute the valid and legally binding obligations of CPI and ILCT, as applicable, enforceable against them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by CPI and ILCT of this Agreement and the agreements provided for herein, and the consummation by CPI and ILCT of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) except as set forth in SCHEDULE 3.2, violate the provisions of any law, rule or regulation applicable to CPI or ILCT; (b) violate the provisions of the Articles of Organization, as amended, or the Bylaws, as amended, of CPI or the Articles of Incorporation, as amended or Bylaws, as amended, of ILCT; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over CPI or ILCT or any of their respective assets or properties; or (d) except as set forth in SCHEDULE 3.2, violate, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration of any obligation under, or cause the creation of any indebtedness under, any contract, agreement, commitment, instrument permit, lease or license, applicable to CPI or ILCT, or any of the Assets.

3.3 ORGANIZATION. CPI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. CPI is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on CPI. Certified copies of the Articles of Organization, as amended, and Bylaws of CPI, as amended to date, have been delivered to ASTeX, and are complete, and no amendments have been made thereto or have been authorized since the date thereof, except as contemplated by Section 5.3.

3.4 SUBSIDIARIES. CPI has no Subsidiaries or foreign sales corporations and CPI owns or holds of record and or beneficially no shares of any class in the capital of any other corporations or in any other business enterprise. "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other entity in which CPI has, directly or indirectly, an equity interest representing 10% or more of the capital stock thereof or other equity interests therein.

3.5 BOOKS AND RECORDS. Except as set forth in SCHEDULE 3.5 (a) the minute books of CPI provided to AAC for review contain an accurate record of all meetings and other corporate action of the stockholders and directors of CPI, and (b) the stock ledger of CPI produced for AAC's review contains an accurate record of the holdings of the stock issued by CPI.

3.6  FINANCIAL STATEMENTS.

     (a) CPI FINANCIAL STATEMENTS. CPI has delivered to AAC true and complete copies of its unaudited financial statements as of the three year period ending September 30, 1996 and its unaudited financial statements for the periods ending March 29, 1997, December 28, 1996, March 30, 1996 and December 30, 1995 (the "CPI FINANCIAL STATEMENTS"). The CPI Financial Statements are in accordance with the books and records of CPI, and (i) present fairly the financial position of CPI as of the respective dates and for the respective periods indicated,
          (ii) include all required material adjustments, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and practices.

     (b)  NO ADVERSE CHANGES OR UNDISCLOSED LIABILITIES.  Except as set forth on
          SCHEDULE 3.6, since March 29, 1997, there has not occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the assets, financial condition, operations or business of CPI, or (ii) any event, condition or state of facts of any character which has or may reasonably be expected to materially and adversely affect the results of operations, business, financial condition or prospects of CPI. Except as set forth on SCHEDULE 3.6, CPI has no material liabilities or obligations, fixed, accrued, contingent or otherwise, which are not fully reflected or provided for on, or disclosed in the notes to, the CPI Financial Statements except
          (i) liabilities and obligations incurred in the ordinary course of business since March 29, 1997, none of which individually or in the aggregate has been or is materially adverse to the operations, business, financial condition or prospects of CPI and (ii) liabilities and obligations permitted or contemplated by this Agreement. Except for those liabilities described above, CPI or ILCT know of no basis for assertion against CPI of any other liability, debt or obligation.

3.7 ACCOUNTS RECEIVABLE; INVENTORIES. The accounts receivable reflected on the Unaudited Financial Statements have been collected or are collectible in the amounts shown, subject to a reasonable allowance for doubtful accounts as set forth in the CPI Financial Statements. All sales of CPI inventory as set forth in the CPI Financial Statements are final, other than normal and customary warranty rights. There are no significant refunds, reimbursements, discounts, or other adjustments payable by CPI in respect to any of its accounts receivable, and CPI does not know and has received no notice of any defenses, rights of setoff, assignments, pledges, liens, encumbrances, claims, equities, or conditions enforceable by third parties on or affecting the accounts receivable or inventories of CPI, except as set forth in SCHEDULE 3.7. The inventories shown on the CPI Financial Statements and the inventories acquired since March 29, 1997 consist of items of a quantity and quality usable or salable in the normal course of the business of CPI, and the value at which the inventories are carried on the CPI Financial Statements reflect the lower of CPI's cost or market value.

3.8  TAX MATTERS.

     (a) Except as set forth on SCHEDULE 3.8 attached hereto, CPI has paid either directly or through consolidated tax returns filed by ILCT (and, as to any of the following which are payable after the Closing,

          CPI has properly reserved against in accordance with generally accepted accounting principles) all income taxes, capital gains taxes, withholding and other employment taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, state, local or municipal (collectively the "TAXES") required to be paid by CPI for all periods prior to the Closing. CPI has provided AAC with true and correct copies of all tax returns of CPI since 1994. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever, or notices of increases in tax rates with respect to any such Taxes exist or to the best knowledge of CPI and ILCT could become a lien on the properties or assets of CPI. CPI has duly and timely filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Closing, and the Taxes or applicable amount shown thereon have been timely accrued or paid. No such filings have contained any misstatement or omitted any statement of any fact that should have been included therein.

     (b) None of the income tax returns for Taxes of CPI has been audited by any taxing authority. No action, suit, proceeding, audit, investigation or claim is pending or to the best knowledge of CPI or ILCT are threatened, in respect of any Taxes for which CPI is liable, nor has CPI or ILCT received any notice of any proposed or asserted deficiency or claim for any Taxes. No waiver of any statute of limitations with respect to any taxation year has been executed by CPI; and no agreement, waiver or consent providing for an extension of time with respect to the assessment, reassessment or other determination of any Taxes against CPI, and no power of attorney granted by CPI with respect to any matters relating to Taxes is currently in force.

     (c) Subject to the limitations described in Section 2.3(f), all reserves established on the Final Balance Sheet for warranty claims or for obsolete inventory are adequate to cover any and all costs and obligations for any appropriate warranty claim (other than so-called "product liability" claims) or for the write-off of any obsolete inventory.

3.9 TITLE TO PROPERTIES. Except as set forth in SCHEDULE 3.9, CPI has good and marketable title to all of its properties and assets reflected in the Financial Statements or acquired since March 29, 1997 except properties and assets disposed of in the ordinary course of business since March 29, 1997, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership. CPI is the sole and lawful owner of the Assets, and has and except as set forth in SCHEDULE 3.9, will convey to AAC good and marketable title and all proprietary rights and interests in and to the Assets, free and clear of all encumbrances of any kind (including claims for taxes) except for the Assumed Liabilities. Except as set forth in
     SCHEDULE 3.9, the delivery to AAC of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in AAC, free and clear of all encumbrances of any kind or nature whatsoever, except for the Assumed Liabilities. The Assets include all assets currently used or useful in the business or necessary for the operation of the Business as currently conducted and include all assets on the Projected Balance Sheet, except materials and supplies consumed and accounts receivable paid in the ordinary course of business and assets acquired after March 29, 1997. Except as set forth in SCHEDULE 3.9, all Assets owned or leased by CPI are in the possession or under the control of CPI. All leases listed on SCHEDULE 3.9 are valid and in full force and effect, and CPI or ILCT have not received notice of any alleged default (that has not been cured or validly waived in writing) thereunder. Except for its interest as a tenant of real property leased to it, or as set forth on SCHEDULE 3.9, CPI does not own any right, title or interest in or to real property of any kind.

3.10 ASSETS ADEQUATE FOR BUSINESS. The machinery, equipment and other assets owned or leased by CPI are in good working order and are sufficient to enable CPI to carry on its business as presently conducted. ILCT is not aware of any defects in CPI's equipment that would require the replacement of, or major repairs to, any item in excess of $25,000.00 in the aggregate.

3.11 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as shown on SCHEDULE 3.11 or any other Schedule delivered by CPI hereunder, CPI is not a party to or liable in connection with and has not made or granted any oral or written:

     (a) employment agreement or profit-sharing, bonus, incentive, deferred compensation, stock option or purchase, severance pay, employee benefit or similar plan or arrangement;

     (b) note, loan, credit, security or guaranty agreement or other obligation relating to the borrowing of money;

     (c) license agreement, or sales representative, distributor, franchise, advertising or property management agreement;

     (d) agreement for the future purchase by CPI of any material, equipment, services or supplies in an amount in excess of $5,000 in any instance or $25,000 in the aggregate;

     (e) agreement for the future sale by CPI of any materials, equipment, services or supplies in an amount in excess of $5,000 in any instance or $25,000 in the aggregate;

     (f) insurance or indemnity contract, bank account and other depositary arrangement (including the names of persons authorized to draw thereon) or power of attorney;

     (g) agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving, or providing any benefit to, any officer, director, employee or stockholder of CPI;

     (h) agreement or arrangement for the sale of any of its assets or the grant of any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of such assets, property or rights;

     (i)  any   contracts,   agreements   or  other   arrangements   imposing  a
          non-competition, non-solicitation or similar obligation on CPI; and

     (j) any other material agreement whether or not in the ordinary course of business.

          No third party has given notice to CPI of any claim, dispute or controversy with respect to any of the contracts listed on SCHEDULE 3.11, nor has CPI or ILCT received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by CPI with respect to its obligations under any of such contracts, nor, to the best knowledge of CPI and ILCT, are there any facts indicating that any of such contracts may be totally or partially terminated or suspended by the other parties thereto, or that CPI is in default of any of its obligations thereunder. CPI enjoys peaceful and undisturbed possession under all leases under which it operates.

3.12 EMPLOYEE BENEFIT AND PENSION PLANS.

     (a) Except as listed in SCHEDULE 3.12 attached hereto, CPI does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than health plans established pursuant to statute. SCHEDULE 3.12 also lists the general policies, procedures and work-related rules in effect with respect to employees of CPI, whether written or oral, including, but not limited to, policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in SCHEDULE 3.12 are hereinafter collectively called the "BENEFIT PLANS"). All reports and returns filed with any governmental agency with respect to such benefit plans owned by CPI filed with any regulatory agency within three (3) years prior to the date hereof have been provided to AAC.

     (b) CPI has never had a defined benefit pension plan. The pension plans included in the Benefit Plans are registered under and are in compliance with all applicable federal and state legislation and all reports, returns and filings required to be made thereunder have been made. Such pension plans have been administered in accordance with their terms and the provisions of applicable law. Each pension plan has been funded in accordance with the requirements of such plans and based on actuarial assumptions which are appropriate to the employees of CPI and the business of CPI. Based on such assumptions, there is no unfunded liability under any such pension plan. No changes have occurred since the date of the most recent actuarial report in respect of such pension plans which makes such report misleading in any material respect and, since the date of such report, neither ILCT nor CPI has not made or granted or committed to make or grant any benefit improvements to which members of the pension plans are or may become entitled which are not reflected in such actuarial report. No funds have been withdrawn by CPI from any such pension plan or other Benefit Plans.

     (c) No claims are pending or, to the best knowledge of CPI and ILCT, threatened by any employee covered under the Benefit Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to CPI and, to the best knowledge of CPI and ILCT, no basis for such a claim exists. No employees or former employees of CPI are receiving from CPI any pension or retirement payments, or are entitled to receive any such payments, not covered by insurance or by a pension plan to which CPI is a party.

3.13 REQUIRED CONSENTS, NO DEFAULT. Except as described in SCHEDULE 3.13, neither the execution and delivery of this Agreement nor compliance by CPI and ILCT with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority. CPI is not in default under or in violation of any provision of its Articles of Organization, as amended or Bylaws, as amended. CPI is not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which it is a party or is bound or to which its properties are subject, except such defaults which in the aggregate are not materially adverse to the business or financial condition of CPI. All of the rights of CPI under the Contracts extending beyond Closing are assignable to AAC and upon assignment shall continue unimpaired and unchanged in AAC on or after the Closing without (i) the consent of any person (except for any consents(s) which have been or will be obtained in writing by CPI at or before the Closing or as provided on SCHEDULE 3.13) or
     (ii) the payment of any penalty, the occurrence of any additional obligations or the change of any term.

3.14 LITIGATION. Except as set forth on SCHEDULE 3.14 attached hereto: (a) there is no action, suit or proceeding to which CPI is a party (either as a plaintiff or defendant) pending or, to the best knowledge of CPI and ILCT, threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of CPI and ILCT, there is no basis for any such action, suit or proceeding; (b) neither CPI nor, to the best knowledge of CPI and ILCT, any officer, director or employee of CPI has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of CPI; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring CPI to take any action of any kind with respect to its business, assets or properties. To CPI and ILCT's knowledge, CPI has delivered to AAC all files, letters and other information with respect to complaints of customers of CPI in the past twelve months.

3.15 BROKER'S OR FINDER'S FEES. Broadview Associates is acting on behalf of ILCT and will be entitled to a broker's or finder's fee in connection with the transactions contemplated herein, which sum will be paid solely by ILCT.

3.16 COPIES OF DOCUMENTS. Upon request, ILCT will make available or cause CPI to make available for inspection and copying by AAC or ASTeX or its attorneys or accountants true and correct copies of all documents referred to in this
     Section 3 or in any Schedule delivered by ILCT or CPI to AAC in connection with this Agreement and any other agreements and records of CPI which AAC requests.

3.17 INTANGIBLE PROPERTY. SCHEDULE 3.17 attached hereto sets forth: (i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of, CPI, including, but not limited to, patents, patent applications, trademarks, proposed trademarks, trade secrets, know-how, any other confidential information of CPI, trade names, industrial designs, business names and other intangible property whether or not registered and applications for any of the foregoing (the "INTANGIBLE PROPERTY"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which CPI is a party, either as licensee or licensor, with respect to the Intangible Property, except for software products that are generally commercially available. Except as otherwise disclosed in SCHEDULE
     3.17. CPI owns or possesses adequate licenses or other rights to use all Intangible Property used in the business of CPI, and the same are sufficient to conduct its business as it has been and is now being conducted. There are no licenses, sublicenses or grants relating to the use of any of the Intangible Property that are not set forth in Schedule 3.17 (other than licenses with respect to software products that are commercially  available).  To the  best  knowledge  of CPI  and  ILCT,  the operations of CPI do not conflict with or infringe any patent, trademark, trade secret or trade name, registered or unregistered, owned, possessed or used by any third party. No third party has given notice to CPI to the effect that the operations of CPI conflict with or infringe any patent, patent right, copyright, computer software right, mask work right, trademark, trade secret or trade name, registered or unregistered, owned, possessed or used by any third party. To the best knowledge of CPI and ILCT, there are no facts that would give rise to a valid claim that CPI does not have the unrestricted right to use, free of any rights or claims of others, all Intangible Property used in the conduct of the business of CPI.

3.18 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required to be obtained or made by ILCT or CPI in connection with the execution and delivery of this Agreement or the sale and delivery of the Assets, as contemplated by this Agreement, except such filings as described in SCHEDULE 3.18. All such filings have been made prior to and shall be effective on and as of the Closing or will be timely made.

3.19 COMPLIANCE WITH AGREEMENTS AND LAWS. CPI has all requisite licenses, permits and certificates, including environmental (other than those permits and certificates referenced in Section 3.28) health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted (collectively, the "PERMITS"). The Permits are listed on SCHEDULE 3.19, are valid and subsisting and in good standing and, except as set forth in SCHEDULE 3.19, will be unaffected by the transactions  contemplated  by  this  Agreement.  Except  as set  forth  in
     SCHEDULE 3.19, the business of CPI as conducted through the date hereof has not violated any federal, state or local laws, regulations or orders

     (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the business or prospects and operations of CPI. Except as set forth on SCHEDULE 3.19, CPI has had no notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

3.20 EMPLOYEE RELATIONS AND LABOR MATTERS.

     (a) Except as set forth in SCHEDULE 3.20, CPI is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and it is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

     (b) None of the employees of CPI is represented by any labor union, nor does CPI have any agreements, whether directly or indirectly, with any labor union, employee association or other similar entity. CPI has not made commitments to or conducted negotiations with any labor union or employee association or similar entity with respect to any future agreements. No trade union, employee association or other similar entity has any bargaining rights acquired by either certification or voluntary recognition with respect to the employees of CPI. There is no unfair labor practice complaint against CPI pending before any federal, state or local agency. There is no pending labor strike or other pending organizational drive.

     (c) CPI is in compliance with all applicable and material provisions of the Federal Fair Labor Standards Act or any similar state statute and all rules and regulations under each. Except as disclosed in SCHEDULE 3.20, there have been no organizing attempts (known to ILCT or CPI), strikes or other work stoppages which CPI has suffered. Neither ILCT nor CPI has reason to believe that any such organizing attempt, strike or work stoppage is pending, contemplated or threatened.

3.21 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 3.21 attached hereto, since March 29, 1997, (a) CPI has not entered into any transaction that is not in the usual and ordinary course of business, (b) and, to the best knowledge of CPI and ILCT, there has been no event, circumstance or condition which has or could have a material adverse effect on CPI's business. Neither CPI nor ILCT know of any existing or threatened occurrence, event or development specific to the Business which, as far as can be reasonably foreseen could have a material adverse effect on the Business. Neither CPI nor ILCT have been notified by any (i) suppliers material to CPI that such suppliers will not be willing to sell to AAC after the Closing the lines of products presently sold to CPI, or (ii) customers material to CPI that such customers will not be willing to continue purchasing from AAC after the Closing, without significant reductions, products or services currently sold by CPI. CPI and ILCT believe that CPI's relationships with its suppliers and customers are good commercial working relationships.

3.22 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. CPI is not indebted, directly or indirectly, to any person who is an officer, director or stockholder of CPI, in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Unaudited Financial Statements, and no such officer, director or stockholder is indebted to CPI except for advances made to employees of CPI in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. In addition, CPI is not a party to any agreement or arrangement whereby it engages in a transaction of any kind with any affiliate except on terms and conditions no less favorable to CPI than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into. All agreements and arrangements with any affiliate are fairly and accurately described in SCHEDULE 3.22.

3.23 CONFLICTS OF INTEREST. No officer, director or stockholder of CPI nor, to the best knowledge of CPI or ILCT, any affiliate of any such person, now has or within the last two years had, either directly or indirectly:

     (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to CPI or purchases or during such period purchased from CPI any goods or services, or otherwise during such period did business with CPI, except for ownership of not more than two percent (2%) of the outstanding voting stock of any entity which is listed on a national securities exchange; or

     (b) a beneficial interest in any contract, commitment or agreement to which CPI is or was a party or under which CPI is or was obligated or bound or to which any of CPI's properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between CPI and such persons in their capacities as employees, officers or directors of CPI.

3.24 CPI PERSONNEL INFORMATION.

     (a) SCHEDULE 3.24 attached hereto is a true and complete list, as of the date of this ------------- Agreement, setting forth:

          (i) The names and business addresses and positions of all directors and officers of CPI at the date hereof;

          (ii) The names of all persons, if any, holding powers of attorney from CPI, and a summary statement of the terms thereof;

          (iii)The name and address of each bank or other institution in which CPI has established an account for investment, deposit, checking, savings or borrowing, or through which credit is extended, a brief description thereof, and the names and titles of authorized signers and limits, if any;

          (iv) A list of all employees and their annual compensation together with their social security numbers and all independent contractors, consultants, subcontractors with whom CPI has contracted during the twelve (12) months preceding the date of this Agreement, and the social security numbers and their commission and monies owed or paid by CPI to such independent contractors, consultants and subcontractors during said twelve
               (12) month period; and

          (v)  All employees  who are parties to a written or oral  agreement of
               employment   (including   confidentiality   and   non-competition
               agreements).

     (b) All independent contractors, consultants and subcontractors with whom CPI has contracted during the twelve (12) months preceding the date of this Agreement have been treated as such by CPI and have not been treated as employees of CPI for which any withholding taxes or other applicable tax may be due from CPI.

     (c) No oral contracts of employment have been entered into with any employees employed by CPI which are not terminable in accordance with applicable law and CPI has not entered into any agreements with such employees with respect to the termination of employment. CPI does not have any obligation to reinstate any employees.

     (d) Except as disclosed in SCHEDULE 3.24, there are no outstanding, pending or, to the best knowledge of CPI and ILCT, threatened or anticipated assessment, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against CPI or any of its directors, officers, or to the best knowledge of CPI and ILCT, employees pursuant to or under any applicable rules, regulations, orders or laws, unemployment insurance, tax, employer's health tax, employment standards, labor relations, occupational health and safety, human rights, workers' compensation and pay equity laws relating to any past or present employee or consultant of CPI, nor is CPI or ILCT aware of any basis for any such assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits.

     (e) All vacation pay, bonuses, commissions and other benefits relating to the employees of CPI are accurately reflected in all respects and have been accrued in its Unaudited Financial Statements in accordance with generally accepted accounting principles and except as otherwise disclosed herein.

3.25 INSURANCE OF PROPERTIES. All of CPI's properties and operations are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts to the best knowledge of CPI and ILCT customarily insured against by such persons, and CPI carries, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is to the best knowledge of CPI and

     ILCT usually carried by companies of established reputation engaged in the same or a similar business similarly situated. SCHEDULE 3.25 attached hereto and made a part hereof contains a complete and correct list of all policies of insurance of every kind and nature covering CPI, including without limitation, policies of life, fire, theft, employee fidelity, environmental and product liability coverage and other casualty and liability insurance, indicating the insurer, the policy number, the type of coverage, the amount of coverage and the expiration date of each policy. Such policies have been since January 1, 1993, and are in full force and effect. Except for Directors' and Officers' insurance policies, none of such policies are "claims made" policies. Complete and correct copies of each such policy have been made available to AAC prior to the execution of this Agreement.

3.26 INSURANCE OF INDEPENDENT CONTRACTORS. Except as set forth on SCHEDULE 3.26, CPI has received from all of its independent contractors, consultants and subcontractors to whom it has paid $25,000.00 or more since January 1, 1993, certificates or other valid evidence of insurance that such independent contractors, consultants and subcontractors are adequately insured, by financially sound and reputable insurers, against loss or damage of kinds and in amounts reasonably deemed adequate by CPI.

3.27 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

          (i) "ENVIRONMENTAL LAWS" means all applicable federal, state, municipal and local laws, rules, regulations, ordinances and orders issued by any governmental or regulatory agency relating to the environment, occupational health and safety, product safety, product liability and storage and transportation of goods; including, but not limited to the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"); the federal Hazardous Materials Transportation Act, as amended from time to time; the federal Resource Conservation and Recovery Act, as amended from time to time; and the federal Toxic Substances Control Act, as amended from time to time; and the regulations promulgated under such acts;

          (ii) "HAZARDOUS SUBSTANCES" means any waste, pollutant, contaminant, material or substance which is or may be dangerous, hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or which could otherwise pose a risk to health, safety or the environment or the value of the properties owned by CPI or which is the subject of any Environmental Laws governing its Release, use, storage or identification, including without limitation any substance which contains polychlorinated biphenyls ("PCBS"), asbestos, lead, urea formaldehyde or radon gas; and

          (iii)"RELEASE" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal.

     (b) CPI, the operation of its business, and the use, maintenance and operation by CPI of the property and assets now or previously owned or leased by CPI (collectively, the "PREMISES") have been and are in compliance with all Environmental Laws and CPI has complied with all reporting and monitoring requirements under all Environmental Laws. CPI has not received any notice of any noncompliance with any Environmental Laws.

     (c) CPI has obtained all permits, certificates, approvals, registrations and licenses necessary to conduct its business and to own, use and operate its properties and assets in compliance with all Environmental Laws.

     (d) CPI has not used or stored any Hazardous Substances on or in any of the properties or assets owned or used by CPI and, to the best knowledge of CPI, no hazardous substances have been used or stored on or in such properties or assets by any other person. CPI has not Released any Hazardous Substances on or from the properties and assets of CPI and no such Release has resulted from the operation of its business and the conduct of all other activities of CPI or, to the best knowledge of CPI and ILCT, of any other person. Except as disclosed in SCHEDULE 3.27, CPI has not used any of its properties or assets to produce, generate, store, treat, handle, transport or dispose of any Hazardous Substances and none of the real properties or leased premises has been or is being used by CPI or, to the best knowledge of CPI or ILCT, by any other person, as a landfill or waste disposal site.

     (e) Without limiting the generality of the foregoing, CPI and ILCT are not aware of any underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, PCBs or radioactive substances located on or in any of the properties or assets owned or used by CPI. CPI is not responsible for any clean-up or corrective action under any Environmental Laws, and CPI has not been notified of any claim that it may be responsible for any such clean-up or corrective action. CPI has never conducted or had conducted an environmental audit, assessment or study of any of the properties or assets of CPI.

     (f) The sale of the Assets pursuant to this Agreement will not give rise to any loss of any such permits or licenses or any requirement to obtain any approval or consent to such change of control in order to maintain any of such licenses and permits in force and effect.

     (g) There are no private or governmental claims, actions, suits, arbitrations, investigations or proceedings pending against CPI by or before any court or governmental or other regulatory or administrative body pending, or, to the best knowledge of CPI and ILCT, threatened which relate to the business of CPI or the premises in respect of any air, water, surface or subsurface environmental conditions resulting directly or indirectly from the use, treatment, storage, disposal, emission or discharge of Hazardous Substances or other pollutants or contaminants in, about, or relating to the premises or the business of CPI.

     (h) CPI has not been notified that it is a potentially responsible party under CERCLA or its state counterparts, and has not received any request for information under that Act or its state counterparts.

3.28 GUARANTEES, WARRANTIES AND DISCOUNTS. Except as described in SCHEDULE 3.28 OR IN SCHEDULE 3.11:

     (a) Neither CPI nor ILCT is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person with respect to or in connection with CPI's business;

     (b) CPI has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of its business and which conform in all material respects with the form of CPI's standard written warranty, a copy of which is attached to SCHEDULE 3.28;

     (c) No repair contracts or maintenance obligations of CPI in favor of the customers or users of its products exist, except obligations incurred in the ordinary course of business and in accordance in all material respects with CPI's standard terms, a copy of which has been provided to AAC;

     (d) SCHEDULE 3.28 reflects the warranty expense by product category recorded by CPI since April 1, 1994;

     (e) CPI is not now subject to any agreement or commitment, and CPI has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer which would require CPI to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer; and

     (f) CPI is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

3.29 TORT CLAIMS. SCHEDULE 3.29 is a true and complete list of all personal injury, property damage or other tort claims for which CPI has received written notice of such claim, not including service calls, and all accidents known to ILCT and CPI which could reasonably be expected to give rise to such a claim, during the period from January 1, 1993 through the date of this Agreement or claims which were made prior to January 1, 1993 and which had not been fully resolved prior to that date, whether or not covered by insurance, including, without limitation, claims involving any product distributed or sold by CPI.

3.30 DISCLOSURE. No representation or warranty by ILCT or CPI in this Agreement, nor any statement, certificate or Schedule furnished or to be furnished by or on behalf of ILCT or CPI pursuant to this Agreement nor any document or certificate delivered to ASTeX and AAC pursuant to this Agreement contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Closing will be accurate and complete in all material respects.

3.31 INVESTMENT PURPOSES ONLY. CPI represents that it is acquiring the ASTeX Shares and any additional shares issued pursuant to Section 2.1(c) for its own account and not with a view to reselling or otherwise distributing such shares in violation of any federal or state securities laws and understands and agrees that the shares to be issued hereunder are restricted on transfer and must be held unless (i) they are registered under the Securities Act of 1933, as amended (the "ACT") or (ii) an exemption from registration is available, and ASTeX has received an opinion of counsel, in form and substance satisfactory to it, to such effect.

3.32 UNREGISTERED SECURITIES. CPI understands that the ASTeX Shares and any additional shares issued pursuant to Section 2.1(c) have not been registered under the Act, or the securities laws of any state, in reliance upon specific exemptions from registration thereunder, and agree that such shares may be neither sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and applicable state securities laws. The undersigned has been advised that ASTeX shall use its best efforts to register the additional ASTeX Shares, if any, pursuant to Section 2.1(c) in accordance with Section 8.3 below. CPI understands that it is not anticipated that there will be any market for resale of such shares until such registration is completed and that it may not be possible for CPI to liquidate an investment in such shares on an emergency basis. CPI acknowledges that the following restrictive legend shall be placed on the reverse side of the certificate representing the ASTeX Shares issued pursuant to this Agreement and any additional shares issued pursuant to Section 2.1(c):

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or under any state law and, except pursuant to an effective registration statement under the Act and other laws, may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to the Company, that such disposition may be made without such registration."

     Notwithstanding the foregoing, CPI understands, and ASTeX agrees, that the shares may be distributed to ILCT or transferred pursuant to Rule 144 under the Securities Act of 1934, as amended, with an opinion of counsel, satisfactory to ASTeX, that such transfer may be made without registration.

4.   REPRESENTATIONS AND WARRANTIES OF AAC AND ASTEX.

     AAC and ASTeX severally represent and warrant to CPI and ILCT, upon which representations and warranties CPI and ILCT rely, and which representations and warranties shall survive Closing, as follows:

4.1 ORGANIZATION AND RELATED MATTERS. Each of AAC and ASTeX is a corporation duly organized, validly existing and in good corporate standing under the laws of the Commonwealth of Massachusetts and the State of Delaware, respectively, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

4.2 NO BREACH OF STATUTE OR CONTRACT. Neither the execution, delivery and performance of this Agreement and the consummation by AAC and ASTeX, nor compliance with the terms and provisions of this Agreement by AAC and ASTeX, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Organization, or Bylaws, of AAC or the Certificate of Incorporation, as amended of ASTeX or the Bylaws, as amended of ASTeX, or any agreement to which AAC or ASTeX is a party or by which it is bound.

4.3 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by AAC and ASTeX has been duly and validly authorized and approved by the Board of Directors of AAC and ASTeX and this Agreement has been duly authorized and approved by ASTeX, as the sole stockholder of AAC. No other proceedings on the part of AAC or ASTeX are necessary to authorize the execution, delivery and performance of this Agreement by AAC or ASTeX including the issuance by ASTeX of the ASTeX Shares and any additional ASTeX Shares pursuant to Section 2.1(c).

4.4 VALIDITY OF ASTEX SHARES. The ASTeX Shares and any additional ASTeX Shares issued pursuant to Section 2.1(c) have been duly authorized and, when delivered to the Escrow Agent following the Closing or to CPI following the Escrow Release Date, will have been validly issued and will be fully paid and nonassessable. None of the ASTeX Shares nor any additional ASTeX Shares issued pursuant to Section 2.1(c) will be subject to any restriction on transfer except for those imposed by applicable securities laws and as contemplated by this Agreement and the Escrow Agreement.

4.5 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm acting on behalf of AAC or ASTeX or any of its affiliates or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

5.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AAC AND ASTEX.

     The obligations of AAC to purchase the CPI Shares at the Closing are expressly subject to the fulfillment by ILCT and CPI, or waiver by AAC, of each of the following conditions on or before the Closing:

5.1 REPRESENTATIONS AND WARRANTIES OF ILCT AND CPI TO BE TRUE AND CORRECT. The representations and warranties of ILCT and CPI set forth in Section 3 hereof shall be true and correct in all respects on the Closing with the same effect as though made at such time. CPI and ILCT shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing. Each of CPI and ILCT shall have delivered to AAC a certificate of CPI and ILCT, substantially in the form of EXHIBIT E attached hereto, dated the Closing and signed by a duly authorized officer of ILCT evidencing compliance with this Section 5.1.

5.2 OPINION OF COUNSEL TO ILCT AND CPI. AAC shall have received from Fenwick & West LLP and Lucash, Gesmer & Updegrove, LLP, counsel to ILCT and CPI, respectively, opinions dated the Closing in form and substance satisfactory to ASTeX substantially to the effect that:

     (i) CPI is a corporation organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where the failure to be so qualified would have a material adverse effect on CPI;

     (ii) CPI has the corporate power to carry on its business as now being conducted and to consummate the transactions contemplated by the Agreement;

     (iii)the authorized capital stock of CPI consists of 1,000 shares of Common Stock, no par value per share, and the 1,000 shares of Common Stock issued and outstanding constitute all of the issued and outstanding shares of Common Stock and have been duly authorized, are validly issued and outstanding, fully-paid, nonassessable and free of preemptive rights and are held of record by ILCT. As of the date hereof, the Board of Directors of CPI has not created or designated the rights and preferences of any series of preferred stock and no shares of preferred stock have been issued;

     (iv) this Agreement has been duly and validly executed and delivered by each of CPI and ILCT and constitutes the valid and binding obligation of each of CPI and ILCT enforceable against them in accordance with the terms hereof except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles and;

     (v)  neither the  execution,  delivery and  performance by each of ILCT and
          CPI of this Agreement, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of or constitute a default under the Articles of Organization or Articles of Incorporation, as amended, or Bylaws, as amended of CPI and ILCT or, to the best knowledge of such counsel, any terms, conditions or provisions of any agreement, contract, lease, license or commitment known to such counsel to which CPI and ILCT are parties, or of any judgment, order, decree or ruling of which such counsel has knowledge to which CPI and ILCT are parties, or any injunction to which it or they are subject, of any court or governmental authority;

     (vi) except as set forth in any Schedule hereto, to the best knowledge of such counsel, CPI is not engaged in or threatened with any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation nor any legal impediment to the continued operation and use by CPI of its properties and assets in the ordinary course of its business, nor any material dispute or disagreement with any employee of CPI or any union; and

     (vii)all authorizations, consents and approvals of and filings with any and all applicable governmental authorities required in order to permit consummation by ILCT and CPI of the transactions contemplated by this Agreement have been obtained or made and are in full force and effect on the date hereof.

5.3 REQUIRED CONSENTS. ILCT shall have obtained or shall have caused CPI to obtain the consent or approval of each person listed on SCHEDULE 5.3 attached hereto, whose consent or approval is required in connection with this Agreement and CPI shall have delivered to ASTeX and AAC votes of the Board of Directors and stockholders of CPI authorizing Articles of Amendment to CPI's Articles of Organization to effect, following Closing, a name change of CPI to a name totally dissimilar from "Converter Power, Inc."

5.4 UCC TERMINATION STATEMENTS. CPI and ILCT shall have delivered to AAC UCC-3 termination statements relating to the termination of those financing statements set forth in SCHEDULE 3.9.

5.5 LEGAL PROCEEDINGS. No action or proceeding by or before any court or any governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement which might affect the right of AAC to own, operate or control CPI after the Closing or which might subject CPI to material liability.

5.6 ASSIGNMENT OF AGREEMENTS. Except as provided in SCHEDULE 3.13, each of the contracts set forth on the Material Contracts List shall have been fully assigned to ASTeX.

5.7 ILCT'S INSURANCE PLAN. ILCT shall keep its medical, dental and vision self insurance plan open until September 1, 1997 for all claims prior to the Closing Date submitted by participants in accordance with said plan, and ILCT shall promptly pay all such claims reimbursable under such plan.

6.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ILCT AND CPI.

     The obligations of ILCT and CPI at the Closing are subject to the fulfillment by AAC and ASTeX, or waiver by ILCT and CPI, of the following conditions on or before the Closing:

6.1 REPRESENTATIONS AND WARRANTIES OF AAC AND ASTEX TO BE TRUE. The representations and warranties of AAC and ASTeX under Section 4 hereof shall be true in all respects at the Closing with the same effect as though made at such time. AAC and ASTeX shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing. AAC and ASTeX shall have delivered to ILCT and CPI a certificate of AAC and ASTeX in the form of EXHIBIT G hereto, dated the Closing and signed by authorized officers of each of AAC and ASTeX to all such effects.

6.2 OPINION OF COUNSEL TO ASTEX AND AAC. ILCT and CPI shall have received from O'Connor, Broude & Aronson, counsel to ASTeX and AAC, an opinion dated the Closing in form and substance satisfactory to ILCT and CPI substantially to the effect that:

     (i) each of ASTeX and AAC is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Massachusetts, respectively;

     (ii) each of ASTeX and AAC have the corporate power to carry on its business as now being conducted and to consummate the transactions contemplated by the Agreement;

     (iii)the authorized capital stock of ASTeX consists of 10,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share, and the 4,664,643 shares of Common Stock issued and outstanding constitute all of the issued and outstanding shares of Common Stock and have been duly authorized, are validly issued and outstanding, fully-paid, nonassessable and free of preemptive rights. As of the date hereof, the Board of Directors of ASTeX has not created or designated the rights and preferences of any series of Preferred Stock and no shares of Preferred Stock have been issued;

     (iv) this Agreement has been duly and validly executed and delivered by each of ASTeX and AAC and constitutes the valid and binding obligation of each of ASTeX and AAC enforceable against them in accordance with the terms hereof except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles and; this Agreement has been duly executed and delivered by each of ASTeX and AAC and constitutes the valid and binding obligation of each of ASTeX and AAC; the issuance of the ASTeX Shares and the additional shares, if any, issued pursuant to Section 2.1(c), have been duly authorized, and the ASTeX Shares have been and the additional shares, when issued in accordance with Section 2.1(c) will be, validly issued, fully paid and non-assessable, subject to the terms and conditions of this Agreement and the Escrow Agreement;

     (v) neither the execution, delivery and performance by each of ASTeX and AAC under this Agreement, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of or constitute a default under the Certificate of Incorporation and Articles of Organization, respectively of ASTeX and AAC, as amended, or Bylaws, as amended of ASTeX and AAC or, to the best knowledge of such counsel, any terms, conditions or provisions of any agreement, contract, lease, license or commitment known to such counsel to which ASTeX or AAC are parties, or of any judgment, order, decree or ruling of which such counsel has knowledge to which ASTeX or AAC are parties, or any injunction to which it or they are subject, of any court or governmental authority;

     (vi) except as set forth in any Schedule hereto, to the best knowledge of such counsel, neither ASTeX nor AAC is engaged in or threatened with any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation nor any legal impediment to the continued operation and use by ASTeX or AAC of its properties and assets in the ordinary course of its business; and

     (vii)all authorizations, consents and approvals of and filings with any and all applicable governmental authorities required in order to permit consummation by ASTeX and AAC of the transactions contemplated by this Agreement have been obtained or made and are in full force and effect on the date hereof.

7.   POST-CLOSING COVENANTS

7.1 HIRING OF CPI'S EMPLOYEES. AAC agrees that AAC shall hire at Closing all employees of CPI listed on SCHEDULE 3.24 and that each such person shall be entitled to receive credit for the time he or she was employed by CPI for purposes of determining such employee's eligibility to participate in the various benefit plans including, without limitation, vacation, 401(k) retirement plans, and health plan benefits then generally offered by AAC or ASTeX, as the case may be. Nothing in this section shall be construed as any guarantee or obligation of continuing employment by AAC to such individuals. ASTeX and AAC agree that, from and after the Closing, all full-time employees shall be covered by and participate in ASTeX's and/or AAC's health insurance plans (unless said employee waives such coverage) on the same terms and conditions as are available to all employees of ASTeX generally.

7.2  CHANGE OF NAME. CPI agrees to file Articles of Amendment to its Articles of
     Organization  with  the  Secretary  of  State  of  Massachusetts   promptly
     following Closing, to effect the name change referred to in Section 5.3.

8.   INDEMNIFICATION.

8.1 SUBJECTS INDEMNIFIED AGAINST BY ILCT. ILCT and CPI jointly and severally agree to defend, indemnify and hold harmless AAC and ASTeX, and their respective officers, directors, affiliates, advisors, successor, and assigns, from and against any and all damages, losses and expenses suffered by AAC or ASTeX, or any subsidiary of AAC or ASTeX, resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of ILCT and CPI under this Agreement (including the Schedules and Exhibits to this Agreement), (ii) any misrepresentation in this Agreement or in any Schedule, Exhibit, certificate or other instrument furnished by CPI or ILCT to AAC or ASTeX hereunder or any failure to state herein or in any such Schedule, Exhibit certificate or instrument any fact required by the terms hereof or therein to be stated or necessary to be stated in order to make the statements made herein or therein not misleading, and (iii) all demands, assessments, judgments, settlements, reasonable costs and legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to AAC, ASTeX or any subsidiary of AAC or ASTeX as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation.

8.2 SUBJECTS INDEMNIFIED AGAINST BY AAC AND ASTEX. AAC and ASTeX jointly and severally agree to defend, indemnify and hold harmless ILCT and CPI, and their respective officers, directors, affiliates, advisors, successor, and assigns, from and against any and all damages, losses and expenses suffered by ILCT or CPI, or any subsidiary of ILCT or CPI, resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of AAC and ASTeX under this Agreement (including the Schedules and Exhibits to this Agreement), (ii) any misrepresentation in this Agreement or in any Schedule, Exhibit, certificate or other instrument furnished by AAC or ASTeX to ILCT or CPI hereunder or any failure to state herein or in any such Schedule, Exhibit certificate or instrument any fact required by the terms hereof or therein to be stated or necessary to be stated in order to make the statements made herein or therein not misleading, and (iii) all demands, assessments, judgments, settlements, reasonable costs and legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to ILCT, CPI or any subsidiary of ILCT or CPI as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation.

8.3 CONDITIONS TO INDEMNIFICATION. The obligations and liabilities of ILCT, CPI, AAC and ASTeX hereunder with respect to its indemnities pursuant to this Section 8, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

     (a) The Indemnified Party (the party seeking indemnification) must give the Indemnifying Party notice in writing within fifteen (15) days of
          (i) any claim or potential claim, (ii) the commencement of any action or proceeding, or (iii) the occurrence of any other event giving rise to indemnification rights under this Section 8 with respect to a third party claim, and, in each case, the basis therefor and the amount, or an estimate of the amount of the claim, PROVIDED, HOWEVER, that failure to give such notice within such fifteen (15) day period shall not affect the Indemnified Party's right to be indemnified under this

          Agreement unless the failure to give such notice within such time period adversely affects the Indemnifying Party's ability to defend themselves against the claim giving rise to the Indemnified Party's claim for indemnification or to cure the default giving rise to such claim. The Indemnifying Party at their sole cost and expense may, upon written notice to the Indemnified Party assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges in writing their obligations to indemnify the Indemnified Party with respect to such claim and has counsel reasonably acceptable to the Indemnified Party. In such event, the Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense.

     (b) If the Indemnifying Party within fifteen (15) days after notice of a claim hereunder fails to defend such claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim with counsel of their choosing and reasonably acceptable to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof.

     (c) The Indemnifying Party will not, without the Indemnified Party's written consent, which consent shall not be required as relating to monetary payments by the Indemnifying Party, settle or compromise any claim or consent to any entry or judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability with respect to such claim which , as to any matters other than monetary payments will not be unreasonably withheld or delayed. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless suit shall have been instituted and the Indemnified Party shall have assumed the control of defense of such claim in accordance with Section 8.2(b).

     (d) Notwithstanding the foregoing, the parties acknowledge and agree that O'Connor, Broude & Aronson, Fenwick & West LLP and Lucash, Gesmer & Updegrove, LLP shall be acceptable counsel to defend, or participate in the defense of, claims hereunder.

     (e) Before seeking indemnification hereunder, the Indemnifying Party shall use its reasonable efforts to obtain the proceeds of any applicable insurance policies and apply such proceeds to the satisfaction of any claims. Such insurance proceeds shall offset the liability of the Indemnifying Party hereunder.

8.4 PAYMENT FOR INDEMNIFICATION. The Indemnifying Party shall pay to the Indemnified Party the amount of established claims for indemnification within fifteen (15) days after the establishment thereof (the "DUE DATE") in cash or by certified check. The parties hereby agree that with respect to claims where ILCT and/or CPI are the Indemnifying Party, such claim shall be satisfied first, by releasing shares held under the Escrow Agreement (the "Escrowed Shares") in the amount of such claim, calculated using a value per share of $22.22, and second, if the amount of such claim is in excess of the value of the Escrowed Shares determined as provided above, by delivery of cash or a certified check in the amount of such excess, and where ASTeX and/or AAC are the Indemnifying Party, such claim shall be satisfied by delivery of cash or a certified check in the amount of such claim. Any amounts not paid by Indemnifying Party when due under this Section 8 shall bear interest from the Due Date thereof until the date paid at the lower of eighteen percent (18%) per annum or the highest rate allowed by law. The Indemnifying Party shall be required to indemnify the Indemnified Party for any claims or liabilities hereunder unless and until the aggregate of such claims exceeds $75,000, whereupon the Indemnifying Party shall be required to indemnify the Indemnified Party for the excess, if any, of the full amount of all such claims over $75,000 up to an amount not to exceed $6,350,000.

8.5 SURVIVAL OF INDEMNIFICATION. The indemnification provided in this Section 8 shall survive the Closing as set forth in Section 11.1.

8.6 INTENT OF PARTIES. The parties hereto intend for the indemnification provisions of this Section 8 to be construed as a full indemnification in accordance with its terms, notwithstanding the use of any "SUBSTANTIAL" or "MATERIAL" standard contained elsewhere in this Agreement. The parties acknowledge and agree that subject to the provisions of the last sentence of this Section 8.6, the provisions of this Section 8 shall be their exclusive remedy for any monetary claims arising out of or related to this Agreement and that no party shall have any other right to money damages for breach of this Agreement, or in contract, tort or otherwise arising out of or related to this Agreement, except as described in this Section 8.
     Notwithstanding the foregoing, nothing in the preceding sentence shall preclude any party from bringing a claim or claims based on common law fraud or other similar remedies.

8.7  CALCULATION OF CLAIM AMOUNT.

     (a) For purposes of this Section 8, damages, losses and expenses suffered by AAC and ASTeX shall mean only the portion thereof that exceeds the policy limits of any applicable insurance. Notwithstanding the foregoing, AAC or ASTeX shall be entitled to file a claim for indemnification hereunder and a Claim under the Escrow Agreement regardless of whether such claim is covered by insurance. For purposes of this Section 8, should CPI or ILCT be required to pay any consideration to AAC or ASTeX under this Section 8 (whether in cash, by return of ASTeX Shares, or other consideration acceptable to ASTeX or AAC), CPI or ILCT shall pay to AAC the full amount due hereunder.

     (b) The amount of any Claim shall be (i) increased to take account of any net tax cost incurred by AAC or ASTeX arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by AAC or ASTeX arising from the incurrence or payment of any such Claim, provided that for purposes of this Section 8, tax costs and benefits shall not be deemed to occur to the extent that an indemnity payment results in a reduction or increase in the basis of an asset of AAC or ASTeX, provided further, that the amount of any Claim shall be reduced by the amount of any tax benefit, as the case may be, when and only to the extent that AAC or ASTeX actually realizes such tax benefit, provided, however, that such tax benefit is realized prior to the end of ASTeX's 1999 fiscal year.

     (c)  Any payments made to AAC or ASTeX  pursuant to the  provisions of this
          Section 8 shall be treated for tax  purposes  but not for  purposes of
          Section 2.3 as an adjustment to the Purchase Price.

9.   REGISTRATION OF ADDITIONAL ASTEX SHARES.

9.1  DEFINITIONS. For purposes of this Section:

     (a)  The term "1933 ACT" means the Securities Act of 1933, as amended;

     (b) The term "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement;

     (c) The term "REGISTRABLE SECURITIES" means any additional ASTeX Shares issued pursuant to Section 2.1(c) of this Agreement.

     (d) The term "HOLDER" means CPI, ILCT and any person holding Registrable Securities to whom these registration rights have been transferred pursuant to this Section.

9.2 PROCEDURE. ASTeX shall use its best efforts to file as soon as practical after the Escrow Release Date but in no event later than thirty (30) days after the Escrow Release Date register the Registrable Securities, subject to the following:

     (a) ASTeX shall not be required to cause a registration statement pursuant to this Section to become effective prior to thirty (30) days following the effective date of an underwritten registration statement initiated by ASTeX;

     (b) ASTeX shall in no event be required to register Registrable Securities pursuant to this Section having an aggregate market value (before deduction of underwriting discounts and expenses of sale) of less than One Hundred Thousand Dollars ($100,000.00).

     (c) In the case of any registration effected pursuant to this Section, the Holders shall bear underwriter's discounts and commissions (but not underwriter's expenses, or ASTeX's legal, accounting or printing expenses or SEC and state registration and qualification fees and expenses, which will be paid by ASTeX) with such additional expenses of the registration being borne by all Holders pro-rata on the basis of the amount of securities so registered; provided, however, that if any such cost of expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to that selling

          Holder. In addition, each selling Holder shall bear the fees and costs of any separate counsel it may select.

     (d) ASTeX, at its option, may include any of the Holders' Registrable Securities in an underwriting, but only if such Holders accept the terms of the underwriting as agreed upon between ASTeX and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by ASTeX. If the total amount of securities that all selling stockholders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, ASTeX shall only be required to include in the offering so many, if any, of the securities of the selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro-rata among all selling stockholders according to the total amount of securities owned by them).

9.3 OBLIGATIONS OF ASTEX. Whenever required under this Section to use its best efforts to effect the registration of any Registrable Securities, ASTeX shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time, ASTeX shall in no event be obligated to cause any such registration to remain effective beyond such time as the Registrable Securities are eligible for resale under Rule 144 of the 1933 Act.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that ASTeX shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities are to be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro-rata, to the extent required by such jurisdiction.

9.4 CONDITION PRECEDENT. It shall be a condition precedent to the obligations of ASTeX to take any action pursuant to this Section that the Holders shall furnish to ASTeX such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as ASTeX shall reasonably request and as shall be required in connection with the action to be taken by ASTeX.

9.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section:

     (a) To the extent permitted by law, ASTeX will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by ASTeX of any rule or regulation promulgated under, or any provision of, the 1933 Act applicable to ASTeX and relating to action or inaction required of ASTeX in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement (contained in this Section) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of ASTeX which consent shall not be unreasonably withheld nor shall ASTeX be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in connection with registration by any such Holder, underwriter, or controlling person.

     (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless ASTeX, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls ASTeX within the meaning of the 1933 Act, and each agent, advisor and any underwriter for ASTeX (within the meaning of the 1933 Act) against any losses, claims, damages, or liabilities to which ASTeX or any such director, officer, controlling person, agent, advisor, or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities to which ASTeX or any such director, officer, controlling person, agent, advisor or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by ASTeX or any such director, officer, controlling person, agent, advisor or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement (contained in this Section) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided further, that the total amounts payable in indemnity (including reimbursement of expenses incurred referred to above) by a Holder under this Section in respect of any violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection, notify the indemnifying party who shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from ASTeX, the Holder or the underwriters, the Company, the Holder and the underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by ASTeX or the Holder from persons other than underwriters, such as persons who control ASTeX or the Holder within the meaning of the Act, officers of ASTeX who signed the registration statement and directors of ASTeX who also may be liable for contribution) to which ASTeX or the Holders and any one or more of the underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by ASTeX and any selling stockholders other than the Holder on the one hand and the Holder on the other. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of ASTeX and the selling stockholders other than the Holders if any, on the one hand, and the Holder, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expenses or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ASTeX, other selling stockholders, the underwriters and the Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the sums due by Holder exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

9.6 TRANSFERABILITY. The registration rights of the Holders under this Section may be transferred to any transferee of any Registrable Securities provided, however, that ASTeX is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section are being transferred.

9.7 RULE 144 EXCEPTION. Notwithstanding anything to the contrary in this Section, ASTeX shall not be required to register any Registrable Securities that, at the time such registration would occur, may be sold pursuant to Rule 144 under the 1933 Act.

10.  CONFIDENTIALITY.

10.1 ACKNOWLEDGEMENT OF CONFIDENTIALITY. Each of CPI and ILCT recognize and acknowledge that (i) all plans, systems, methods, designs, procedures, books and records relating to CPI's business operations, technical information (including functional and technical specifications, designs, drawings, analysis, research, processes, computer programs, algorithms, methods, ideas and the like), business information (sales and marketing research, materials, plans, accounting and financial information and the like) personnel and practices (whether instituted or commenced prior to or subsequent to the date hereto) and other information designated as confidential expressly or by the circumstances in which it is provided,
     (ii) all other records, documents and information concerning its business activities, practices, and procedures, and any name or style under which it shall have been operated prior hereto, and (iii) any logo or other descriptive or illustrative form thereof, as they may have existed from time-to-time, constitute and will constitute valuable, special and unique assets to be transferred to AAC hereunder (collectively (i), (ii) and (iii) are referred to as the "Confidential Information"). Each of CPI and ILCT therefore covenants and agrees that it will not, following the date of this Agreement, disclose any part thereof that is confidential, or use or permit to be used any such name, style, logo or form, to or by any person, firm, corporation, association or other entity, for any reason or purpose whatsoever. Confidential Information does not include information ILCT and can prove by clear and convincing evidence as (i) in the public domain through no wrongful act of ILCT or CPI, or (ii) received by ILCT or CPI from a third party who was not known to ILCT or CPI to be bound by a confidentiality agreement relating to such information.

10.2 COVENANT NOT TO DISCLOSE. With respect to the Confidential Information, ILCT and CPI hereby agree that at all times they shall not sell, commercialize or disclose such Confidential Information to any person or entity.

10.3 REMEDIES FOR BREACH OF CONFIDENTIALITY. CPI and ILCT acknowledge that the unauthorized use, commercialization or disclosure of the Confidential Information would cause irreparable harm. CPI and ILCT acknowledge that remedies at law would be inadequate to redress the actual or threatened unauthorized use, commercialization or disclosure of such Confidential
     Information and that the foregoing restrictions may be enforced by temporary and permanent injunctive relief. In addition, any award of injunctive relief shall include recovery of associated costs and expenses (including attorneys' fees).

10.4 REVERSE ENGINEERING AND MODIFICATIONS. Neither ILCT nor CPI shall develop or market products or systems, etc. similar to the Assets that were developed in whole or in part by reverse engineering or otherwise imitating the functionality of the Assets. Neither ILCT nor CPI shall have the right at any time to modify or permit modification of the Assets so as to create derivative works, without the prior written consent of ASTeX and AAC.

10.5 REMEDIES.   Nothing  contained  in  this  Section  shall  be  construed  as prohibiting ASTeX or AAC from pursuing any other remedies available to either of them for any such breach or threatened breach of the provisions of this Section 10, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation.

10.6 SURVIVAL. The terms of this Section 10 shall survive the Closing and shall not be subject to the limitations on indemnification provided in Section 8 or the limitations on survival of representations, warranties and covenants contained in Section 11.1.

11.  GENERAL.

11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of any party contained herein or in any Schedule or certificate delivered hereunder, shall remain in full force and effect and shall be unaffected by any investigation made by AAC or ASTeX hereunder and shall survive the Closing and the consummation of the transactions contemplated hereby for a period of eighteen (18) months; PROVIDED that the representations and warranties described in Section 3.8(a) and (b) shall survive the Closing until the expiration of any applicable statute of limitations relating thereto and the representations and warranties described in Section 3.8(c) shall survive the Closing for a period of two
     (2) years, and the covenants described in Section 10 shall survive indefinitely. All claims and actions for indemnity pursuant to Section 8 for breach of any representation or warranty shall be asserted or maintained in writing on or prior to the expiration of the applicable period. All covenants and agreements contained herein which are to be performed or fulfilled after the Closing shall survive and remain in full force and effect.

11.2 PRESS RELEASES. No party shall issue any press release or written statement for general circulation relating to the transactions contemplated hereby, (except for such filings with the Securities and Exchange Commission as are as required by law in the opinion of its counsel), without the prior written consent of ILCT and ASTeX, which consent shall not be unreasonably withheld or delayed.

11.3 PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated, ASTeX shall pay its and AAC's own expenses, and ILCT shall pay its own and CPI's expenses, in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants.

11.4 GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the Commonwealth of Massachusetts in which it has been executed and in which it has a situs. ILCT and CPI consent to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, and any federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby.

11.5 NOTICES. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by certified mail or recognized overnight delivery service, return receipt requested, postage prepaid, addressed as follows:

     if to ASTeX and AAC:  Applied Science and Technology, Inc.
                           35 Cabot Road
                           Woburn, Massachusetts 01801
                           Attention: Richard S. Post, Ph.D., President
                           Mr. John M. Tarrh, Senior Vice President

     with a copy to:       O'Connor, Broude & Aronson
                           950 Winter Street, Suite 2300
                           Waltham, Massachusetts 02154
                           Attention:  Neil H. Aronson, Esquire

    if to CPI and ILCT:    Converter Power, Inc.
                           148 Sohier Road
                           Beverly, Massachusetts 01915
                           Attention: Steve Joyner
                           Chief Operating Officer
     and if to ILCT:       ILC Technology, Inc.
                           399 Java Drive
                           Sunnyvale, California 94089
                           Attention: Richard D. Capra
                           Chief Operating Officer

     with copies to:       Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, California 943306
                           Attention:  Kathy Tallman Schuda, Esquire

                           Lucash, Gesmer & Updegrove, LLP
                           40 Broad Street
                           Boston, Massachusetts 02110
                           Attention: Jill Swaim, Esquire

     or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given three business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that ILCT and CPI shall not delegate any of their obligations hereunder to any party without the prior written consent of AAC and ASTeX other than in accordance with a transfer of registration rights described in Section 9.6.

11.7 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any breach, or as to its existence, validity, interpretation, performance or non-performance, breach, or damages, including claims in tort, shall be decided by a single neutral arbitrator in binding arbitration pursuant to the commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration shall take place in Boston, Massachusetts, and in no other place. The parties to any such arbitration shall be limited to the parties to this Agreement (or any successor thereof). The arbitration shall be conducted in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

11.8 HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall considered one and the same agreement.

11.10WAIVER. The failure of any party to this Agreement at any time or times to required performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

11.11SEVERABILITY. The parties intend that in the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then such invalid, illegal or unenforceable provision shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

11.12FORCE MAJEURE. Notwithstanding any other provision of this Agreement, no party shall be deemed in default of this Agreement or bear liability to the other parties for any delay, failure in performance, loss, or damage arising from causes beyond its reasonable control, including, but not limited to the following: fire, work stoppage, embargo, explosion, power failure, earthquake, nuclear accident, volcanic action, flood, war, civil disturbance, interventions of military authority, acts of God or public enemy, or other causes beyond its reasonable control, whether or not similar to the foregoing.

11.13ENTIRE AGREEMENT, AMENDMENTS. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement may be supplemented, amended or revised only in writing and signed by all of the parties hereto.

11.14ADDITIONAL ACTIONS. At any time and from time to time after the Closing, upon request and without further consideration, either party promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as may reasonably requested to more effectively transfer, convey and assign to AAC and to confirm AAC's title to, all of the Assets, to put AAC in actual possession and operating control thereof, to assist AAC in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement, and all agreements referenced herein.

11.15WAIVER OF BULK SALES  COMPLIANCE.  The parties  acknowledge  and agree that
     CPI and ILCT have not complied with notification and other requirements of the bulk sales laws in force in the jurisdictions where such laws may be applicable to CPI, ILCT or the transactions contemplated by this Agreement.

11.16NO SUCCESSOR LIABILITY. It is expressly understood that the parties intend that neither AAC nor ASTeX shall be considered a successor to CPI by reason of any theory of law or equity, and that AAC and ASTeX shall have no liability except as otherwise provided in this Agreement for any obligation or liability of CPI. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of each of AAC, ASTeX, CPI and ILCT as of the day and year first above written.

ASTeX/CPI ACQUISITION CORP.                   CONVERTER POWER, INC.



By:                                           By:
      Richard S. Post, Ph.D.                       Steven Joyner
      President                                    President

APPLIED SCIENCE AND TECHNOLOGY, INC.          ILC TECHNOLOGY, INC.



By:                                           By:
      Richard S. Post, Ph.D.                       Richard D. Capra
      President                                    President

                                   EXHIBIT A

                                ESCROW AGREEMENT


     This Escrow Agreement (the "Agreement") is entered into as of this 9th day of May 1997 by and among ASTeX/CPI Acquisition Corp., a Massachusetts corporation having its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801 ("AAC"), Converter Power, Inc., a Massachusetts corporation, having its principal place of business at 148 Sohier Road, Beverly, Massachusetts 01915 ("CPI"), and O'Connor, Broude & Aronson, having an office at 950 Winter Street, Suite 2300, Waltham, Massachusetts 02154 (the "Escrow Agent"). All capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement, as defined below.

                                    RECITALS

     WHEREAS, Applied Science and Technology, Inc. ("ASTeX"), AAC, Converter Power, Inc. ("CPI"), and ILC Technology, Inc. have entered into an Asset Purchase Agreement dated May 9, 1997 (the "Asset Purchase Agreement");
capitalized terms herein have the meanings assigned to them in the Asset Purchase Agreement;

     WHEREAS, in connection with the Asset Purchase Agreement and following the Closing Date, forty-five thousand (45,000) unregistered shares of ASTeX Common Stock, $.01 par value (the "Escrowed Shares"), will be placed in escrow and administered in accordance with the provisions of this Agreement;

     NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ESTABLISHMENT OF ESCROW. CPI will deposit with the Escrow Agent and the Escrow Agent will acknowledge, upon receipt, receipt of certificates for 45,000 shares of common stock of ASTeX (hereafter with any other securities, cash or other property delivered to or held by the Escrow Agent under the terms hereof referred to as the "Escrow Fund"). Any common stock of ASTeX or other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee. The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein.

2. DIVIDENDS AND DISTRIBUTIONS: INVESTMENT OF CASH: VOTING OF SHARES. Any securities or other property (except ordinary cash dividends) issued with respect to, or in exchange for, any securities held in the Escrow Fund, shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the securities with respect to or in exchange for which such securities shall have been issued. Any rights to purchase securities distributed from time to time on the shares held in the Escrow Fund shall be sold promptly by the Escrow Agent and the proceeds of such sale shall be added to the Escrow Fund. All cash dividends on securities held in the Escrow Fund shall not constitute part of the Escrow Fund but shall be distributed to CPI. The Escrow Agent shall invest any cash held in the

     Escrow Fund as directed in writing by CPI in U.S. Government obligations or bank certificates of deposit, and it shall not be responsible for any loss incurred upon any such investment made in accordance with such instructions. In the event of any meeting of stockholders of ASTeX during the term of this Agreement, the Escrow Agent shall send to CPI, promptly (but in no event later than seven (7) days after receipt from ASTeX), copies of any notices, proxies and proxy material in connection with such meeting. The Escrow Agent shall execute and deliver to CPI a proxy authorizing CPI to vote the whole number of shares of common stock of ASTeX in the Escrow Fund. Any of the shares of common stock of ASTeX held in the Escrow Fund as to which the Escrow Agent receives no direction shall not be voted.

3. CLAIMS AGAINST ESCROW FUND. At any time or times prior to the applicable date set forth in Section 2 of the Asset Purchase Agreement, AAC may make claims against the Escrow Fund for indemnification pursuant to the Asset Purchase Agreement. AAC shall notify CPI and the Escrow Agent of each such claim specifying the amount and basis thereof. If CPI shall dispute such claim, it shall give written notice of such objection to AAC and the Escrow Agent within thirty (30) days after receipt of notice of AAC's claim; otherwise, such claim shall be deemed to have been acknowledged to be payable in the full amount thereof and shall be paid forthwith to AAC by delivery of shares of ASTeX's common stock or other property or both (taking proportionately from each class of shares or property held in the Escrow Fund) having a fair market value (determined as hereafter provided) equal to the amount of such claim.

4. DISPUTED CLAIMS. If CPI shall dispute an indemnification claim of AAC as above provided, the Escrow Agent shall set aside a portion of the Escrow Fund whose fair market value is sufficient to pay said claim in full. If the disputed claim has not been resolved or compromised within sixty (60) days after the notice of dispute of the same, said claim shall be referred by either party to the American Arbitration Association (the "Association"), to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of the Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is properly allowable, shall be conclusive and binding upon the parties hereto and shall be forthwith paid by the Escrow Agent to AAC out of the Escrow Fund at the fair market value of the property held therein.

5. FAIR MARKET VALUE OF ESCROW FUND. For the purposes of this Agreement, the fair market value of the property (other than shares of ASTeX Common Stock) held in the Escrow Fund shall be conclusively determined by the Escrow Agent at the time of each payment or distribution to be made out of the Escrow Fund and at the time of setting aside of a portion of the Escrow Fund for such payments; provided, that shares of common stock of ASTeX shall be valued at $22.22 per share.

6.   TERMINATION.  The Escrow Fund shall be  distributed  as provided in Section
     2.3 of the Asset Purchase Agreement. This Agreement shall terminate on the date set forth in Section 2.1(b) of the Asset Purchase Agreement; PROVIDED, HOWEVER, that if there are outstanding indemnification claims on such date, this Agreement shall continue in effect until all indemnification claims made by AAC pursuant to Section 3 hereof prior to said date shall have been disposed of. At such time as all remaining indemnification claims hereunder have been resolved, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to CPI within five (5) business days of the resolution of the last indemnification claim hereunder.

7. THE ESCROW FUND. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed by a writing signed by CPI and AAC. The reasonable fees and expenses of the Escrow Agent, including the fees and disbursements of its counsel, in connection with its performance of this Agreement shall be paid by AAC and, unless so paid, shall be deducted from any payments to AAC from the Escrow Fund. The Escrow Agent shall be jointly and severally indemnified and held harmless by AAC and CPI for all losses, damages and expenses that it may incur as a result of its acceptance of this Agreement and any action taken in connection herewith; PROVIDED, HOWEVER, that the Escrow Agent shall not be indemnified hereunder and may be liable to the parties hereto for any action taken in connection herewith by the Escrow Agent that constitutes gross negligence or willful misconduct. The Escrow Agent may act upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined solely with reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.

8. RESIGNATION OF ESCROW AGENT. The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) business days prior to the date specified for such resignation to take effect; and upon the effective date of such resignation, all shares of ASTeX's common stock and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto. In the event that no successor Escrow Agent is appointed and no other written designation is received by the end of the thirty (30) business day notice period, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

9. INTERPLEADER. In the event that the Escrow Agent shall at any time be confronted with inconsistent claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands, except that the Escrow Agent shall not be released from any liability for its gross negligence or willful misconduct occurring during the time that it served as Escrow Agent.

10. REMOVAL OF ESCROW AGENT. Both CPI and AAC, acting together, shall have the right to remove the Escrow Agent hereunder by giving notice in writing to the Escrow Agent, specifying the date upon which such removal shall take effect. In the event of such removal, the parties agree that the parties effecting such removal will jointly appoint a successor Escrow Agent within thirty (30) days after the giving of such notice and the Escrow Agent hereby agrees that, upon receiving joint written instructions from CPI and AAC, it shall turn over and deliver to such successor Escrow Agent all of the Escrow Fund, and other property held by it pursuant to this Agreement in accordance with the terms of such written instructions.

11. SUCCESSOR ESCROW AGENT. Upon receipt of the Escrow Fund, undistributed interest, and any other amounts held by the Escrow Agent pursuant to this Agreement, the successor escrow agent shall thereupon be bound by all of the provisions hereof and the term "Escrow Agent" as used herein shall mean such a successor escrow agent.

12. MISCELLANEOUS. This Agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent the duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than The Commonwealth of Massachusetts.

13. NOTICES. Any notice to a party hereto pursuant to this Agreement shall be given by overnight courier, registered or certified mail addressed as follows:

     if to AAC:                ASTeX/CPI Acquisition Corp.
                               35 Cabot Road
                               Woburn, Massachusetts 01801
                               Attention: Richard S. Post, President
                               Facsimile: (617) 933-0750

     with a copy to:           O'Connor, Broude & Aronson
                               950 Winter Street, Suite 2300
                               Waltham, Massachusetts  02154
                               Attention: Neil H. Aronson, Esquire
                               Facsimile:  (617) 890-9261

     and if to CPI:            Converter Power, Inc.
                               148 Sohier Road
                               Beverly, Massachusetts 01915
                               Attention: Steve Joyner
                               Facsimile: (508) 927-9727
     with copies to:           Lucash, Gesmer & Updegrove, LLP
                               40 Broad Street
                               Boston, Massachusetts 02110
                               Attention: Jill Swaim, Esquire
                               Facsimile: (617) 350-6878

     and                       Fenwick & West LLP
                               Two Palo Alto Square
                               Palo Alto, California 94306
                               Attention: Kathy Tallman Schuda, Esquire
                               Facsimile: (415) 494-1417

    If to Escrow Agent:        O'Connor, Broude & Aronson
                               950 Winter Street, Suite 2300
                               Waltham, Massachusetts 02154
                               Attention: Neil H. Aronson
                               Facsimile: (617) 890-9261

or to such other address of which any party may by certified or registered mail notify all other parties.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

15. CONSENTS. WAIVERS AND ACTIONS BY CPI. Each of the parties expressly acknowledges and agrees that any consent or approval required or permitted to be given under this Agreement may be given, and any term or condition of this Agreement may be amended, and the performance or observance by any party of any term of this Agreement or any other agreement executed in connection with the transactions contemplated hereby, may be waived (either generally or in a particular instance and either retrospectively or prospectively), only in writing by the party to be charged with such consent, waiver or approval.

16. MERGER OR CONSOLIDATION OF ESCROW AGENT. Any corporation into which the Escrow Agent or any successor Escrow Agent may be merged or with which it may be consolidated, or any law firm or corporation resulting from any merger or consolidation to which the Escrow Agent or any successor Escrow Agent shall be a party, or any corporation succeeding to the corporate trust business of the Escrow Agent or any successor Escrow Agent, shall be the successor to the Escrow Agent under this Escrow Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Escrow Agent under the provisions hereof.

     IN WITNESS WHEREOF, this Escrow Agreement has been signed by a duly authorized officer of each of AAC, CPI and the Escrow Agent as of the day and year first above written.

                                       ASTEX/CPI ACQUISITION CORP.



                                       By:___________________________________
                                       Printed:________________________________
                                       Its: _________________


                                       CONVERTER POWER, INC,


                                       By:___________________________________
                                       Printed:________________________________
                                       Its: _________________

                                       O'CONNOR, BROUDE & ARONSON


                                       By:___________________________________
                                       Printed:________________________________
                                       Its: _________________

                                  EXHIBIT B

                              WARRANTY BILL OF SALE



     KNOW ALL BY THESE PRESENTS, that Converter Power, Inc., a Massachusetts corporation ("Grantor"), pursuant to appropriate corporate action heretofore taken by the Grantor and an Asset Purchase Agreement dated as of May 9, 1997(the "Agreement"), by and among Grantor, Applied Science and Technology, Inc., a Delaware corporation, ASTeX/CPI Acquisition Corp., a Massachusetts corporation ("Grantee") and ILC Technology, Inc., a California corporation, for and in consideration of the payment by the Grantee to the Grantor in accordance with the terms and conditions as provided in the Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby sells, conveys, transfers, assigns and delivers to Grantee, and Grantee hereby purchases and acquires from Grantor, all of the right, title and interest in and to the Assets of Grantor (as defined in the Agreement) subject to, and with the benefit of, the warranties, representations and terms set forth in the Agreement including the Schedules thereto.

     Grantor hereby covenants to execute and deliver to Grantee, upon its request therefore, such further instruments of assignment and transfer as Grantee shall prepare and submit to Grantor and as may be reasonably necessary to: (a) pass to Grantee title to the properties, assets and rights assigned and transferred or attempted to be assigned and transferred, or otherwise provided for herein or in the Agreement; (b) evidence such assignment or transfer to Grantee; or (c) otherwise fulfill and discharge Grantor's obligations under the Agreement.

     This Warranty Bill of Sale shall in all events be construed consistently with the terms of the Agreement and shall not alter, diminish or expand the identity of the assets acquired.

     IN WITNESS WHEREOF, Converter Power, Inc. has caused this instrument to be signed and its corporate seal to be hereto affixed by its proper officers hereunto duly authorized as of this 9th day of May 1997.

Attest:                                    CONVERTER POWER, INC.



                                           By:
                                                     , President

(SEAL)

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX                            ss:


     BEFORE ME, the undersigned authority, on this day personally appeared , President of Converter Power, Inc., and acknowledged to me that he executed the foregoing instrument for the purposes and consideration therein expressed and as the act and deed of said corporation.

     GIVEN, under my hand and seal of office on this 9th day of May 1997.




                                     Notary Public
                                     My commission expires:

                                   EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT



     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into on this 9th day of May, 1997, by and between ASTeX/CPI Acquisition Corp. ("AAC"), a Massachusetts corporation and Converter Power, Inc. ("CPI"), a Massachusetts corporation.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPI hereby assigns and transfers to AAC all of its right, title and interest, powers, remedies, benefits, options and privileges in, to and under, at law and in equity, all contract, leases, instruments, licenses, and other agreements described in Section 1.1 of the Asset Purchase Agreement by and among Applied Science and Technology, Inc., AAC, ILC Technology, Inc. and CPI (the "Contracts"). Nothing in this Agreement shall be construed to be a modification of, or limitation on, any provision of the Asset Purchase Agreement, including the representations and warranties set forth therein.

     Subject to the terms and conditions of the Asset Purchase Agreement and the Escrow Agreement (as defined in the Asset Purchase Agreement), AAC hereby assumes and agrees to pay, perform and discharge when due, the duties, liabilities and obligations of CPI in accordance with the terms of Section 2.4 of the Asset Purchase Agreement. AAC agrees to defend, indemnify and hold harmless CPI (including any director, officer, employee representative or agent) and their successors, assigns or legal representatives, from and against any and all damages, losses, costs, expenses or liabilities suffered or incurred by CPI resulting from AAC's failure to pay, perform or discharge when due, in whole or in part, the duties, liabilities and obligations arising subsequent to the date hereof under the Contracts.

     IN  WITNESS  WHEREOF,   the  parties  have  executed  this  Assignment  and
Assumption Agreement on the date set forth above.

CONVERTER POWER, INC.                        ASTEX/CPI ACQUISITION CORP.



By:                                          By:

      Duly Authorized                              Duly Authorized

                                   EXHIBIT D

                         SALES REPRESENTATIVE AGREEMENT

     This Sales Representative Agreement (the "Agreement") is entered into on May 9, 1997 by and between ILC Technology ("ILC"), a California corporation with its principal place of business at 399 Java Drive, Sunnyvale, California 94089, and ASTeX/CPI Acquisition Corp. ("AAC"), a Massachusetts corporation with its principal place of business at 148 Sohier Road, Beverly, Massachusetts 01915 and a wholly-owned subsidiary of Applied Science and Technology, Inc. ("ASTeX").

                                   DEFINITIONS

     "EXISTING TECHNOLOGY" shall mean all of either party's technology, information, data, know-how, ideas, designs, inventions, documentation, and all other tangible and intangible items, which exist as of the date of this Agreement relating to the Products, and all Intellectual Property Rights therein and thereto.

     "INTELLECTUAL PROPERTY" shall mean any idea, design, concept, creation, information, data, expression, device, method, process, discovery, modification, improvement, know-how or trade secret whether or not protection under patent, copyright, trademark, design protection or other law is available or sought.

     "ORDER"  shall  mean  any  purchase   order,   release  or  other  document
(electronic or written) requesting AAC to deliver Product or Services.

     "PRODUCTS" shall mean those products set forth on EXHIBIT A to this Agreement including future modifications, enhancements and additions as agreed by the parties under this Agreement.

     "PROPRIETARY DATA" (used synonymously with "PROPRIETARY INFORMATION") shall mean the trade secrets, technical and marketing knowledge and other information used by the parties to maintain a competitive advantage, and which neither party wants disclosed.

                               PURPOSE AND INTENT

     This Agreement describes the business relationship that is to exist between ILC and AAC after execution of the Asset Purchase Agreement between ASTeX, ILC, Converter Power, Inc. and AAC for the acquisition of all of the assets of Converter Power, Inc. by AAC. In the event of any conflict between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of this Agreement will take precedence as regards the subject matter of this Agreement. ILC considers AAC a key supplier for its customers and wishes to act as a sales representative for these products for AAC on fair and reasonable terms, and AAC wishes to retain ILC as a sales representative for certain of its products.

     NOW THEREFORE, IN CONSIDERATION of the mutual undertakings and intent of the parties, and or other good and valuable consideration, the sufficiency and receipt whereof are hereby acknowledged, it is agreed as follows:

1.   SCOPE OF AGREEMENT.

     (a) SALES OF EXISTING POWER SUPPLIES TO EXISTING ILC CUSTOMERS. ILC hereby assigns, without charge, to AAC all of its existing purchase orders listed on EXHIBIT A, for those products currently sold by Converter Power, Inc. (the "EXISTING PRODUCTS") which Existing Products AAC shall sell directly to those existing customers (the "EXISTING CUSTOMERS") as set forth in EXHIBIT A. During the term of this Agreement, ILC will assist AAC in the sales of these Existing Products to these customers and will transfer all purchase orders from Existing Customers for such Existing Products. For sales to customers during the period through April 30, 1998, ILC will receive no additional consideration for the sale by AAC of Existing Products to Existing Customers. For sales of Existing Products to Existing Customers after May 1, 1998, ILC shall receive a commission equal to five percent (5%) of the Net Invoice Price of such orders, such commission to be payable within forty-five (45) days after the receipt of payment by AAC of the purchase price for such orders. "NET INVOICE PRICE" shall mean the price for such Existing Products charged to the customer, net of tax, shipping, insurance, taxes, and customs charges.

     (b) SALES OF NEW PRODUCTS AND SALES TO NEW CUSTOMERS. With regard to sales of Existing Products to customers not listed on Exhibit A (the "NEW CUSTOMERS") or those products not listed on Exhibit A (the "NEW PRODUCTS"), ILC will receive a commission equal to ten percent (10%) of the Net Invoice Price, such commission to be payable within forty-five (45) days after the receipt of payment by AAC of the purchase price for such orders. Such commission rate will apply for the first $500,000 in sales for New Products or sales to New Customers, based on the Net Invoice Price for such sales. Thereafter, the commission rate shall be reduced to five percent (5%) of the Net Invoice Price for the remainder of the term of this Agreement.

2. TERM. This Agreement shall be in effect for Orders placed by ILC from May 9, 1997 ("COMMENCEMENT DATE") through April 30, 1999 ("EXPIRATION DATE"). This Agreement may be extended only with the prior written consent of a duly authorized officer of each of AAC and ILC. This Agreement may be terminated by AAC in its sole discretion at any time, and may also be partially terminated by AAC as regards specific customers, except that AAC will be obligated to honor any then issued and outstanding purchase orders which have been properly submitted by ILC.

3. PRICING AND TERMS OF SALE. Prices for Products shall be fixed in accordance with EXHIBIT A for existing purchase orders for Existing Customers for Existing Products. In all other respects, AAC shall be free to set pricing in its sole discretion. AAC will not be obligated to accept purchase orders from ILC customers for products based on any prior published pricing schedule if the delivery date for shipment of the product to the customer is greater than ninety (90) days from the effective date of the proposed price increase. The parties understand and acknowledge that certain sales opportunities may arise which are strategic to AAC's business and which require lower than desired Net Invoice Prices and margins. In such cases, ILC agrees to consider all reasonable requests for modification of commission payments lower than those described above. Prices set forth in EXHIBIT A are exclusive of any and all shipping charges and taxes.

4. CONFIDENTIAL AND PROPRIETARY INFORMATION. ILC and AAC will continue to observe and be bound by the mutual obligations with regard to confidential and proprietary information in accordance with the terms and conditions of the Asset Purchase Agreement, and any additional agreement set forth by attachment hereto. ILC may use proprietary information received from AAC only for the purpose of purchasing Products, parts or components from AAC and marketing, integrating, installing, and servicing such Products for ILC's customers. This Article 5 includes, but is not limited to, all confidential and proprietary information known to the parties prior to execution of the Asset Purchase Agreement between ILC and ASTeX.

5. OWNERSHIP AND USE OF INTELLECTUAL PROPERTY. ILC shall at no time have any rights or license to AAC or Converter Power, Inc.'s Intellectual Property or Proprietary Information including marketing data, designs, drawings, specifications to use for its own benefit or to sell products or items that utilize such Intellectual or Proprietary Information to any third party. Upon termination of this Agreement, ILC will return all Proprietary Information to AAC. Notwithstanding this requirement, ILC may destroy any Proprietary Information of AAC that has become obsolete or outdated (e.g., financial projections, forecasts, marketing data, etc.), provided that ILC verifies the appropriateness of such destruction.

6. NON-COMPETE. Recognizing that ILC and CPI each now sell power supply products which are entirely manufactured and sold independently of each other's organizations, it is difficult to define an exclusive arrangement for either party; however, ILC can certainly agree not to act in a manner which would jeopardize any of CPI's existing accounts. Also, ILC can agree to give CPI the first opportunity to address any new requirements which ILC encounters which cannot be addressed by any of ILC's existing products. If it is determined that CPI cannot meet the specified requirements of price, schedule and performance, or if CPI otherwise chooses not to pursue any particular new opportunity presented by ILC's sales organization, ILC will be free to address such opportunities independently of CPI. Notwithstanding the foregoing, if ILC is requested by any Existing Customer to sell products which compete with the Existing Products directly to that customer, ILC will:

     (i) Inform the customer that AAC is the appropriate distribution channel for Existing Products and not solicit any purchase orders from such customer for a product which competes with the Existing Products or encourage such customer to purchase a product which competes with the Existing Product from a third party;

     (ii) Inform AAC that the customer has directly approached ILC; and

     (iii)Agree with AAC on an appropriate approach for satisfying the customer. If despite the foregoing actions, such Customer insists on purchasing Products directly from other vendors, ILC shall be allowed to sell products to said customer. The non-compete provisions set forth above apply only to the Existing Customers set forth on Exhibit
          A. Neither party shall be otherwise constrained from selling to or purchasing from any other customer or supplier, except as otherwise provided in Article 1 herein. The provisions of this Section shall survive any termination of this Agreement prior to May 1, 1999.

7. RELATIONSHIP OF PARTIES. AAC is an independent contractor under this Agreement. This Agreement shall not be construed as creating an agency, partnership or joint venture or any other form of legal association between the parties. When applicable ILC shall inform its customers of the change in relationship between AAC and ILC subsequent to the effective date of the Asset Purchase Agreement, and shall assume all normal and reasonable responsibilities with respect to marketing, sales and service of ILC products to those customers.

8. NOTICES. Any notices or other communications required or permitted to be given under this Agreement will be in writing and deemed to be given when sent if delivered by hand, mailed by first class mail, certified with postage prepaid, or transmitted by fax or similar electronic means and confirmed by first class mail, postage prepaid and addressed as follows:

           ILC                       ILC Technology, Inc.
                                     399 West Java Drive
                                     Sunnyvale, California  94089
                                     ATTENTION:  Kathy Pettis
                                     Phone:  (408) 745-7900
                                     Fax:      (408) 744-0829

            AAC:                     ASTeX/CPI, Inc.
                                     148 Sohier Road
                                     Beverly, Massachusetts  01915
                                     ATTENTION:  Barry Essig
                                     Phone:  (508) 927-6700
                                     Fax:      (508) 927-9727

           with a copy to:           Applied Science and Technology, Inc.
                                     35 Cabot Road
                                     Woburn, Massachusetts  01801
                                     ATTENTION: Mr. John M. Tarrh,
                                                Senior Vice President
                                     Phone:  (617) 935-5560
                                     Fax:      (617) 937-6261

     The requirement for notices under this clause relates to contractual or administrative issues under this Agreement and is not intended in any way to restrict normal and reasonable day to day interactions between the parties in executing the intent and logistics of this Agreement.

9.   TERMINATION.

9.1 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement by providing written notice six (6) months in advance of the desired termination date. Neither party may terminate this Agreement during Year One (1) of the Agreement without the written consent of the other party. Obligations and liabilities of the parties which extend beyond the six (6) month notice period shall not be discharged by virtue of such termination, unless mutually agreed as part of the final termination settlement.

9.2 TERMINATION FOR CAUSE. In the event that a party to this Agreement (a) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature, or (b) becomes the subject of any voluntary or involuntary proceeding in liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors or pursues any other remedy under any other law relating to relief for debtors, then such party will promptly provide reasonable assurances, as may be requested from the other party from time to time, that it can and will perform its obligations under this Agreement. If such assurances are not timely received or are not reasonably satisfactory to the party receiving the assurances, then such party may terminate this Agreement in whole or in part.

9.3 TERMINATION FOR DEFAULT. Either party may, by written notice, terminate this Agreement in whole or in part if the other party fails to perform any of its obligations under this Agreement. In such event, and if either party intends to pursue termination under this clause, the terminating party shall provide such notice in writing, and shall allow the defaulting party a reasonable period of time not to exceed 60 days (the "Cure Period") to cure the default situation. If after expiration of the Cure Period, the defaulting party has not cured the default situation, then the terminating party may at its option elect to terminate this Agreement.

9.4 SURVIVAL OF CERTAIN PROVISIONS. The provisions of Articles 4, 5, and 6 shall survive any termination of this Agreement.

10. ARBITRATION. If any dispute or claim arises hereunder, the parties shall first attempt to resolve the dispute through negotiation. Should negotiation and consultation fail to settle the dispute, such dispute shall be subject to final and binding arbitration in Boston, Massachusetts conducted in accordance with the Rules of the United States Council of the International Chamber of Commerce, located 103 Park Avenue, New York, New York (the "Rules"). Each party shall appoint an arbitrator, and the two arbitrators shall mutually appoint a third arbitrator, who shall preside. If selection of a third arbitrator fails, the third arbitrator shall be appointed in accordance with the Rules. The decision of the arbitration panel shall be final and binding upon the parties.

11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and there are no other representations, warranties, covenants or obligations except as set forth in this Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, or the parties relating to any transaction contemplated by this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding conflict of law rules.




     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE 9TH DAY OF MAY, 1997.

                                 ILC TECHNOLOGY, INC.



                                 By:  _______________________________
                                      duly authorized

                                 ASTEX/CPI ACQUISITION CORP.



                                 By:  _______________________________
                                       John M. Tarrh, Vice President

                                   EXHIBIT E

                               CERTIFICATE OF
                              ILC TECHNOLOGY, INC.

     This  certificate  is  furnished  in  accordance  with the  Asset  Purchase
Agreement  by  and  among  Applied  Science  and  Technology,   Inc.,  ASTeX/CPI
Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc. ("ILC").

     The undersigned being a duly elected officer of ILC, hereby certifies that the representations and warranties of ILC contained in the Agreement are true and correct in all respects with the same effect as if made on the date hereof and ILC has performed all obligations and complied with all covenants and conditions required by the Agreement to be performed or complied with by ILC at or prior to the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of May, 1997.




                                  ILC Technology, Inc.




                                  By:______________________________________
                                      Richard D. Capra, President

                                 CERTIFICATE OF
                              CONVERTER POWER, INC.

     This  certificate  is  furnished  in  accordance  with the  Asset  Purchase
Agreement  by  and  among  Applied  Science  and  Technology,   Inc.,  ASTeX/CPI
Acquisition Corp., Converter Power, Inc. ("CPI") and ILC Technology, Inc.

     The undersigned being a duly elected officer of CPI, hereby certifies that the representations and warranties of CPI contained in the Agreement are true and correct in all respects with the same effect as if made on the date hereof and CPI has performed all obligations and complied with all covenants and conditions required by the Agreement to be performed or complied with by CPI at or prior to the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of May, 1997.


                                 CONVERTER POWER, INC.




                                  By:______________________________________
                                      Duly Authorized

                                  Name:___________________________________

                                  Title:____________________________________

                                 CERTIFICATE OF
                           ASTEX/CPI ACQUISITION CORP.

     This  certificate  is  furnished  in  accordance  with the  Asset  Purchase
Agreement  by  and  among  Applied  Science  and  Technology,   Inc.,  ASTeX/CPI
Acquisition Corp. ("AAC"), Converter Power, Inc. and ILC Technology, Inc.

     The undersigned being a duly elected officer of AAC, hereby certifies that the representations and warranties of AAC contained in the Agreement are true and correct in all respects with the same effect as if made on the date hereof and AAC has performed all obligations and complied with all covenants and conditions required by the Agreement to be performed or complied with by AAC at or prior to the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 1997.




                              ASTeX/CPI ACQUISITION CORP.




                              By:______________________________________
                                  Richard S. Post, Ph.D., President

                                   EXHIBIT F

                          ASTEX/ CPI ACQUISITION CORP.

                               CLERK'S CERTIFICATE


     The undersigned, John M. Tarrh, Clerk of ASTeX/CPI Acquisition Corp., a Massachusetts corporation (the "Corporation"), does hereby certify that he is the Clerk and Treasurer of the Corporation, and that, as such, he is authorized and directed to execute and deliver this Certificate in the name and on behalf of the Corporation, and further certifies as follows:

1. That attached hereto as EXHIBIT A is a true and correct copy of the Articles of Organization of the Corporation.

2. That attached hereto as EXHIBIT B is a true and correct copy of the By-Laws of the Corporation as in effect on the date hereof.

3. That attached hereto as EXHIBIT C is a true and correct copy of votes duly adopted by the Board of Directors of the Corporation and that such votes have not been modified or rescinded and remain in full force and effect.

4. That Richard S. Post, Ph.D. is the duly elected and acting President of the Corporation and that the signature set forth opposite his name below is his genuine signature.


                             Richard S. Post, Ph.D.


     IN WITNESS WHEREOF, I have executed this Certificate as the duly elected, qualified and acting Clerk of said Corporation hereunto duly authorized this 9th day of May, 1997.




                              John M. Tarrh, Clerk

     The undersigned, Neil H. Aronson, hereby certifies that he is the Assistant Clerk of the Corporation and that John M. Tarrh is the duly elected and acting Clerk and Treasurer of the Corporation and that the signature set forth above his name is his genuine signature.




                        Neil H. Aronson, Assistant Clerk

            FORM OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
                   ASTEX/CPI ACQUISITION CORP. ON MAY 6, 1997

RESOLVED: That the  Corporation  be, and hereby is,  authorized  and directed to enter into an Asset Purchase Agreement by and among the Corporation, Applied Science and Technology, Inc., Converter Power, Inc. and ILC Technology, Inc., in substantially the form annexed hereto; and that the President and/or the Senior Vice President be, and each of them hereby is, authorized and directed to negotiate the terms of said Agreement with such changes therein or modifications thereto as such officer may in his sole discretion approve, which approval shall be evidenced conclusively by the
     execution   thereof  and  to  execute  said  Agreement  on  behalf  of  the
     Corporation.

FURTHER RESOLVED: That in connection with the preceding resolution, the Corporation be, and hereby is, authorized and directed to enter into any and all other agreements regarding the acquisition by the Corporation of Converter Power, Inc., including, but not limited to an Escrow Agreement by and among the Corporation, ILC Technology, Inc., and O'Connor, Broude &
     Aronson and an Assignment and Assumption Agreement by and between the Corporation and Converter Power, Inc.; and that the President and/or the Senior Vice President be, and each of them hereby is, authorized and directed to negotiate the terms of said Agreement(s) with such changes therein or modifications thereto as such officer may in his sole discretion approve, which approval shall be evidenced conclusively by the execution thereof and to execute said Agreement(s) on behalf of the Corporation.

FURTHER RESOLVED: That the officers of the Corporation, or any of them, be, and hereby are, authorized, empowered and directed to take any and all actions and to execute and deliver any and all documents and instruments, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to do any and all things they deem necessary or advisable to carry out the intent of the foregoing resolutions.

                                  EXHIBIT G

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                             SECRETARY'S CERTIFICATE


     The undersigned, John M. Tarrh, Secretary of Applied Science and Technology, Inc., a Delaware corporation (the "Corporation"), does hereby certify that he is the Secretary and Treasurer of the Corporation, and that, as such, he is authorized and directed to execute and deliver this Certificate in the name and on behalf of the Corporation, and further certifies as follows:

1. That attached hereto as EXHIBIT A is a true and correct copy of the Certificate of Incorporation, as amended, of the Corporation.

2. That attached hereto as EXHIBIT B is a true and correct copy of the By-Laws of the Corporation as in effect on the date hereof.

3. That attached hereto as EXHIBIT C is a true and correct copy of votes duly adopted by the Board of Directors of the Corporation and that such votes have not been modified or rescinded and remain in full force and effect.

4. That Richard S. Post, Ph.D. is the duly elected and acting President of the Corporation and that the signature set forth opposite his name below is his genuine signature.


                           Richard S. Post, Ph.D.


     IN WITNESS WHEREOF, I have executed this Certificate as the duly elected, qualified and acting Secretary of said Corporation hereunto duly authorized this 9th day of May, 1997.




                            John M. Tarrh, Secretary

     The undersigned, Neil H. Aronson, hereby certifies that he is the Assistant Secretary of the Corporation and that John M. Tarrh is the duly elected and acting Secretary and Treasurer of the Corporation and that the signature set forth above his name is his genuine signature.




                      Neil H. Aronson, Assistant Secretary

            FORM OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
               APPLIED SCIENCE AND TECHNOLOGY, INC. ON MAY 6, 1997

RESOLVED: That the Corporation be, and hereby is, authorized and directed to enter into an Asset Purchase Agreement by and among the Corporation, ASTeX/CPI Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc., in substantially the form annexed hereto; and that the President and/or the Senior Vice President be, and each of them hereby is, authorized and directed to negotiate the terms of said Agreement with such changes therein or modifications thereto as such officer may in his sole discretion approve, which approval shall be evidenced conclusively by the execution thereof and to execute said Agreement on behalf of the Corporation.

FURTHER RESOLVED: That the officers of the Corporation, or any of them, be, and hereby are, authorized, empowered and directed to take any and all actions and to execute and deliver any and all documents and instruments, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to do any and all things they deem necessary or advisable to carry out the intent of the foregoing resolutions.


                                      -2-